UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WERNER ENTERPRISES, INC.
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Post Office Box 45308
Omaha, Nebraska 68145-0308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2023

Dear Stockholders:
Notice is hereby given that the 2023 Annual Meeting of Stockholders of Werner Enterprises, Inc., a Nebraska corporation (the “Company”), will be held at the Embassy Suites Omaha-La Vista Hotel & Conference Center, 12520 Westport Parkway, La Vista, Nebraska, on Tuesday, May 9, 2023, at 10:00 a.m. Central Time for the following purposes:
1.To elect three Class II directors to each serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders.
2.To approve an advisory resolution on executive compensation.
3.To hold an advisory vote on the frequency of future advisory votes on executive compensation.
4.To approve the Company’s 2023 Long-Term Incentive Plan.
5.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
6.To transact such other business as may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on March 20, 2023, will be entitled to receive notice of and to vote at the 2023 Annual Meeting or any adjournment thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2023: This Notice of Annual Meeting of Stockholders presents only an overview of the more complete enclosed proxy materials comprised of the Company’s (i) 2023 Proxy Statement and (ii) 2022 Annual Report to Stockholders (containing our Annual Report on Form 10-K for 2022). Copies of the proxy materials are available, without charge, on the Company’s website (http://www.werner.com under the “Investors” link). The enclosed proxy materials contain important information about the Company and 2023 Annual Meeting, and you are encouraged to review these documents before voting.
Your vote is important. Whether or not you attend the meeting, please vote and submit your proxy as promptly as possible using one of the voting methods described in the Proxy Statement. If you hold your shares through a brokerage firm, bank or other nominee, follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,
James L. Johnson
Omaha, Nebraska	Executive Vice President, Chief Accounting Officer
April 3, 2023	& Corporate Secretary

i

WERNER ENTERPRISES, INC.
Post Office Box 45308
Omaha, Nebraska 68145-0308
________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2023
________________________

PROXY STATEMENT SUMMARY AND BUSINESS OVERVIEW

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the 2023 Annual Meeting of Stockholders of Werner Enterprises, Inc. The 2023 Annual Meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We are mailing the Proxy Statement, proxy and our Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) on or about April 3, 2023.

In this Proxy Statement, we also use the following terms and abbreviations:
•We refer to Werner Enterprises, Inc. as the “Company,” “Werner,” “we,” “our” or “us.”
•The 2023 Annual Meeting of Stockholders is referred to as the “Annual Meeting” or “2023 Annual Meeting.”
•References to “2022” and “for the year ended December 31, 2022” mean the Company’s fiscal year for the period beginning January 1, 2022 and ending December 31, 2022.
•The term “executive officers” means those executives listed in the Executive Officer Information section of this Proxy Statement.
•The term “Proxy Materials” means and consists of this Proxy Statement, the proxy relating to the 2023 Annual Meeting and the 2022 Annual Report.
•We also refer to our “website,” which means the Internet website available at http://www.werner.com under the “Investors” link, as provided in the Internet Website and Availability of Materials section of this Proxy Statement.

This Proxy Statement and our 2022 Annual Report are available on our website. In these Proxy Materials, we refer to certain reports and forms that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). All of our SEC filings are available on our website, as well as the SEC website at www.sec.gov. You may also request copies of our SEC filings and Proxy Materials from our Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

2022 Financial Highlights. We achieved strong financial results in 2022 with revenues increasing 20% and operating income increasing 5%. Earnings per diluted share decreased 2% due primarily to a $28.1 million decrease in unrealized gains on investments in equity securities and a $7.4 million increase in interest expense. We also generated free cash flow of over $130 million for the fourth consecutive year and ended the year with a net debt to earnings before interest, income taxes, depreciation, and amortization (EBITDA) ratio of 1.0 times.

•Total revenues $3.3 billion	•Cash flow from operations $448.7 million
•Operating income $323.1 million	•Capital expenditures, net $317.6 million
•Net income attributable to Werner $241.3 million	•Dividends paid $32.2 million
•Earnings per diluted share $3.74	•Stock repurchases $110.4 million
•Operating ratio 90.2%	•Stockholders’ equity $1.4 billion

2022 Executive Compensation Program. Our executive compensation program has been instrumental to achieving our business objectives. Our total compensation mix allows us to retain qualified, innovative executive officers who possess the necessary experience and expertise to effectively lead and manage the Company, contribute to our long-standing success and create value for our stockholders. The overall design of our compensation program, including the three primary pay components, has remained consistent year over year.

Annual Base Salary	•Fixed element of annual compensation
•Two named executive officers received Base salary increases in 2022, which totaled $55,000
Cash Annual Incentive Compensation	•Short-term cash incentive with variable payout opportunities based on two Company performance metrics measured against pre-defined annual goals and an individual performance metric

•Target cash annual incentive payouts as a percentage of base salary increased from 100% in 2021 to 115% in 2022 for the CEO and increased from 60% in 2021 to 70% in 2022 for three of the other named executive officers

Long-Term Incentive Compensation	•Long-term equity-based incentives split between restricted stock and performance stock with three-year vesting schedules
•No change in equity award design in 2022

Our executive compensation program includes the following best practices:

What we do	What we don’t do
•Pay for performance	•Employment agreements for executive officers
•Short-term and long-term incentive compensation	•Single-trigger severance arrangements
•Recoupment policy for performance-based cash and equity awards	•Dividends or dividend equivalents on unvested or unearned equity awards
•Annual say-on-pay vote	•Hedging and pledging of Werner securities
•Independent compensation consultant	•Tax gross-ups beginning in 2022
•Stock ownership guidelines
•Limited perquisites

Environmental, Social and Governance (“ESG”). At Werner, we are proud of the strong foundation of driving greater sustainability and inclusion throughout the over 65 years of our organization. As an award-winning EPA SmartWay Transportation Partner, Werner eliminated over 370 million gallons in fuel consumption and reduced over 4.1 million tons of CO2 since 2007. Werner is proud of its highly-skilled and safety-conscious driver workforce. Our female driver workforce is double the industry average, and over half of our driver associates are ethnically diverse. In 2022, Werner, as well as our recently acquired business, ReedTMS Logistics, were both recognized among the Top Companies for Women to Work for in Transportation by the Women in Trucking Association. This was Werner’s fifth consecutive year of being recognized. Werner was recognized for our support of gender diversity, flexible hours and work requirements, competitive compensation and benefits, and professional development and career advancement opportunities. In 2023, Werner was honored to be recognized as No. 3 on the Top 10 Military Friendly® Company list by VIQTORY. In 2022, Werner was also recognized as No. 1 on the Top 10 Company Military Friendly® Spouse Employer list, No. 3 on the Top 10 Military Friendly® Brand list, and No. 4 on the Top 10 Military Friendly® Employer list by VIQTORY. These serve as Werner’s highest rankings ever received in these categories. We are widely recognized as a transportation leader in military hiring with veterans and veteran spouses. Werner’s talented Board of Directors has strong business experience, relevant leadership skills and increasing diversity among its membership. Eight of our nine directors are independent and five of our nine directors are gender or ethnically diverse. In 2022, Werner was recognized by 50/50 Women on BoardsTM as a “3+” company for having three or more women on our corporate board of directors.

In October 2020, we launched a codified approach to sustainability organization-wide and unveiled key ESG milestones. As an important part of the Social component of ESG, we added “Inclusion” to our core values and adopted a Diversity, Equity and Inclusion (“DEI”) vision statement. Our ESG strategy will continue to evolve through five key themes:
(i)Establish a formalized ESG framework and strategy.
(ii)Identify meaningful, reportable metrics and goals to monitor, measure and report on our ESG performance and progress.
(iii)Build on our strong foundation as an industry leader focused on reducing our environmental impact and carbon footprint through a young, innovative and modern truck and trailer fleet.
(iv)Foster and empower an inclusive culture that upholds our core values and provides equal opportunities for all.
(v)Continue to uphold transparency, ethics and integrity in our governance practices with an emphasis on creating a more diverse Board with complementary skills that align with our long-term strategy.

Our recent accomplishments under our ESG program include:

Environmental	•Launched WernerBlue, our branded Sustainability endeavor
•Disclosed Scope 1 absolute emissions
•Invested in numerous new technologies including, but not limited to, electric vehicles (EV), internal combustion engine (ICE) hydrogen truck and new compressed natural gas (CNG) engines
Social	•Doubled associate training hours devoted to human trafficking awareness
•Created an advancement and retention plan to increase and elevate women and diverse talent in the management pipeline
•Instituted an employee volunteer hours program
Governance	•Established a stand-alone ESG Committee of our Board of Directors
•Formed a task force made up of senior leadership, associates and board members to further the goals of WernerBlue
•Published update to inaugural Corporate Social Responsibility Report
•Appointed a Lead Independent Director in February 2023
•Announced engagement with Salesforce and Workiva to accelerate ESG data capture and SEC reporting

As we further develop our ESG strategy, we will continue to advance these efforts, and others, and report on our progress in future Corporate Social Responsibility Reports to be available on our website.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Articles of Incorporation provide that the Board may be divided into two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for a range of not less than seven nor more than nine directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Directors hold office for a term of three years and until a successor is elected and qualified. The terms of office for each class of current directors expire at the annual meeting of stockholders in the following years: Class I, 2025; Class II, 2023; and Class III, 2024.

DIRECTOR NOMINEES

You will be asked to elect three directors in Class II to each serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders. The nominees for director at the 2023 Annual Meeting are:

Diane K. Duren	Derek J. Leathers	Michelle D. Livingstone

In May 2022, the Board appointed Ms. Livingstone to fill a directorship vacancy. The individual qualifications, skills and experience of the nominees for director are discussed in their respective biographies in the following Director Information section.

Each of the nominees designated in this Proxy Statement has indicated his or her intention to serve as a director if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold (whether on your proxy or in person at the Annual Meeting) authority to vote your shares for the unavailable nominee or substitute nominee.

There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

DIRECTOR INFORMATION

Identified in the table below are the director nominees and the directors whose terms will continue after the 2023 Annual Meeting. Certain information provided to us by our directors and director nominees regarding their qualifications, skills and experience is also set forth in the Director Biographies and Director Skills and Diversity matrix following the table. None of the corporations or other organizations referenced in the biographies is a parent, subsidiary or affiliate of the Company.

MEMBERS AND NOMINEES OF THE BOARD OF DIRECTORS
Name	Principal Occupation	Term Ends	Class
Scott C. Arves	Former Director, President & Chief Executive Officer of Transport America, Inc.	2024	III
Kenneth M. Bird, Ed.D.	President & Chief Executive Officer of Avenue Scholars	2025	I
Diane K. Duren	Former Executive Vice President and Corporate Secretary of Union Pacific Corporation	2023	II
Jack A. Holmes	Chairman of EmergeTMS; Former President of UPS Freight	2025	I
Derek J. Leathers	Chairman, President & Chief Executive Officer of Werner Enterprises, Inc.	2023	II
Michelle D. Livingstone	Former Vice President-Transportation of The Home Depot	2023	II
Vikram Mansharamani, Ph.D.	Former Harvard University Lecturer	2024	III
Carmen A. Tapio	Founder, President and Chief Executive Officer of North End Teleservices, LLC	2025	I
Alexi A. Wellman	Chief Executive Officer of Altaba, Inc.	2024	III

Director Biographies. The information below includes the name, age, principal occupation for at least the last five years and other biographical information for each of our continuing directors and director nominees.

SCOTT C. ARVES, 66, was elected as a Company director in May 2021. In January 2017, Mr. Arves retired from Transport America, Inc. after serving as Director, President & Chief Executive Officer for ten years. Prior to that, he had a 27-year career with Schneider National, Inc., where he most recently served as President of the Transportation Sector from May 2000 to June 2006. In that capacity, he was responsible for all of Schneider’s trucking and intermodal business, which was a $3 billion business employing approximately 20,000 people. He is currently a member of the Board of Advisors of CSM Companies and was a director of Commercial Vehicle Group (CVGI) from May 2005 to May 2019 and a director of TFI International (TFII) from May 2016 to December 2018. Mr. Arves brings to our Board substantial business experience in the truckload industry and previous board experience. Mr. Arves was appointed Chair of our Nominating and Corporate Governance Committee effective May 2022 and Lead Independent Director effective February 2023.

KENNETH M. BIRD, ED.D., 75, was appointed by our Board of Directors in 2002 to fill a vacant directorship position and was subsequently elected by the stockholders. Dr. Bird is currently the President & Chief Executive Officer of Avenue Scholars, a nonprofit entity that serves youth education in Nebraska and Iowa. Dr. Bird previously served as Superintendent of Westside Community Schools in Omaha, Nebraska from 1992 until May 2008, and he also held various administrative positions with Westside Community Schools since 1981. He was employed by the Nebraska Department of Education from 1974 to 1981 and as a special education teacher at Westside Community Schools from 1970 to 1974. Dr. Bird’s broad range of board experience is also considerable and extensive. He is active in local, state and national professional organizations as a member of various advisory councils, committees and task forces. Dr. Bird serves as a director or trustee on a number of civic boards, and he has been the recipient of several professional, leadership and community service awards. He possesses significant overall board experience, administrative competence, executive and financial experience and proven leadership skills that enhance our Board’s diversity and discussions. As a result of these professional and other experiences, Dr. Bird brings to the Board a broad perspective of our community and an appreciation of corporate governance principles that contribute to the collective qualifications, skills and experience of our Board of Directors.

DIANE K. DUREN, 63, was elected as a Company director in 2017. In February 2017, Ms. Duren retired from Union Pacific Corporation, having served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for four years, after serving as Vice President and General Manager–Chemicals in Marketing & Sales. Since joining Union Pacific in 1985, she held a variety of positions in the Finance and Marketing & Sales departments, including Vice President and General Manager–Agricultural Products. In 2011, she was awarded the Creighton University College of Business Alumni Merit Award. Prior to her employment at Union Pacific, she was a certified public accountant with Deloitte, Haskins & Sells in Omaha. Ms. Duren is a member of the board of directors of U.S. Silica Holdings, Inc. (SLCA) and serves on its audit committee and is chair of its compensation committee. Ms. Duren is a member of the board of directors of Savage Companies, a privately held transportation, logistics, materials handling, and industrial services company, and serves on its audit and compensation committees. She has been active on multiple community and industry boards including American Red Cross, of which she served as chair of the Heartland Chapter in 2010 and 2011. In 2014, Ms. Duren was appointed by Omaha Mayor Jean Stothert to the Metropolitan Entertainment & Convention Authority Board of Directors and in 2019 was reappointed by the Omaha City Council and is the current Chairwoman of the Board. She also served on the Board of Children’s Hospital and Medical Center where she was chair from 2019 to 2021. In 2018, Ms. Duren joined Peter Kiewit Foundation as a Community Advisor, and in 2019 became a trustee of the foundation. Ms. Duren also became a member of Creighton University’s Board of Trustees in 2019. Ms. Duren’s vast experience in the transportation industry, multiple leadership roles, and accounting and financial experience add great value and insight to the Board. Ms. Duren also qualifies as an audit committee financial expert. Ms. Duren served as Chair of our Nominating and Corporate Governance Committee during 2019 and was appointed Chair of our Compensation Committee effective April 2020.

JACK A. HOLMES, 63, was appointed by our Board of Directors in August 2018 to fill the directorship position created by the expansion of the Board in 2018 and was elected by the stockholders at the 2019 Annual Meeting. Mr. Holmes served as President of UPS Freight from 2007 until his retirement in 2016. He began his career in transportation in 1979 outside of Philadelphia, Pennsylvania, when he joined UPS and served in several positions before holding leadership positions in Operations, Engineering and Human Resources. He also led the UPS transition team for the 2005 purchase of Overnite Transportation, now UPS Freight. Mr. Holmes currently serves as the Chairman and a director of EmergeTMS in Scottsdale, Arizona; a director of Sharps Compliance (SMED), on which he serves as Chairman of the Nominating and Governance Committee and the Compensation Committee; and is a member of the board of directors of Redwood Logistics and LaserShip. With his extensive leadership experience in the transportation industry, Mr. Holmes adds thoughtful insight through industry expertise to our Board of Directors. Mr. Holmes served as Chair of our Nominating and Corporate Governance Committee from April 2020 to April 2022.

DEREK J. LEATHERS, 53, was appointed by our Board of Directors in May 2020 to fill a directorship vacancy and appointed Vice Chairman of the Board. In May 2021, Mr. Leathers was elected as a Company director by the stockholders and appointed Chairman of the Board. Mr. Leathers has been our President since 2011 and Chief Executive Officer (“CEO”) since May 2016, and he currently serves in both positions. Mr. Leathers has worked in the transportation and logistics industry for over 30 years. Throughout his tenure at Werner, he has held integral roles in many facets of the organization, including the establishment of Werner’s Mexico operations and oversight for all the asset operating groups. Prior to joining Werner in 1999, Mr. Leathers was employed by Schneider

National, a large truckload carrier, for eight years, during which time he was based out of Mexico City for several years and was one of the first foreign members of Mexico’s trucking association (CANACAR). Mr. Leathers is active in a number of local, state and national professional organizations and boards. He currently serves as the chair of the American Transportation Research Institute board of directors, is a founder and board member of PlaySmart, and is a board member and Executive Committee member of the Greater Omaha Chamber of Commerce, among others. Mr. Leathers brings to the Board a unique understanding of our business and operations as well as his significant and extensive knowledge of the transportation industry.

MICHELLE D. LIVINGSTONE, 64, was appointed by our Board of Directors in May 2022 to fill a directorship vacancy. Ms. Livingstone served as Vice President - Transportation for The Home Depot in Atlanta from 2007 to 2021. During this time, she was a founding member of the Supply Chain Leadership Team and served on the Environmental Council to drive sustainability efforts. From 2005 to 2007, Ms. Livingstone was Senior Vice President – Transportation for C&S Wholesale Grocers in Keene, New Hampshire and was Vice President – Transportation for J.C. Penney of Plano, Texas from 2002 to 2005. Ms. Livingstone was Senior Director of Supply Chain and Transportation for Kraft Foods of North America, Inc. of Madison, Wisconsin from 1985 to 2002. Ms. Livingstone currently serves as a board member for Mastery Logistics Systems, Rainbow Village, The Transportation Institute of the University of Denver, Indiana University Kelley School of Business Transportation Executive Board, and AWESOME (Achieving Women's Excellence in Supply Chain, Operations, Management, and Education). With her extensive leadership experience in the transportation industry, Ms. Livingstone adds thoughtful insight through industry expertise to our Board of Directors.

VIKRAM MANSHARAMANI, PH.D., 49, was elected as a Company director in May 2021. Dr. Mansharamani was a Lecturer at Harvard University between 2017 and 2022. Prior to that, he taught courses on finance and business ethics at Yale University from 2009 to 2017. He is an author, and his ideas and writings have appeared in Fortune, Forbes, the New York Times, and many other publications. Dr. Mansharamani also advises several Fortune 500 chief executive officers and their boards on how to navigate uncertainty in today’s dynamic global business and regulatory environment. He is the Founder and President of Kelan Advisors, LLC and served on the board of directors of the Africa Opportunity Fund from April 2014 to August 2019. Dr. Mansharamani has a Ph.D. and two masters degrees from MIT and a bachelors degree from Yale University. Dr. Mansharamani has a very diverse financial background with a wide variety of experiences which bring a valuable perspective to our Board.

CARMEN A. TAPIO, 57, was appointed by our Board of Directors in November 2020 to fill a directorship vacancy and was subsequently elected by the stockholders. Ms. Tapio is the Founder, President and Chief Executive Officer of North End Teleservices, LLC in Omaha, Nebraska. She has held this position since 2017 and previously served as President and Chief Operating Officer of North End Teleservices from 2015 to 2017. From 2010 to 2015, Ms. Tapio was the owner and manager of Core Advantage Consulting in Omaha, Nebraska and from 2001 to 2009 served in several leadership positions with Carlson Companies of Minneapolis, Minnesota. Since 2021, Ms. Tapio has served on the Board of Directors of the Federal Reserve Bank of Kansas City, Omaha Branch. Ms. Tapio is active in local community organizations and currently serves as the chair of the Greater Omaha Chamber of Commerce board of directors, and serves as the chair and co-chair for the Commitment to Opportunity, Diversity and Equity Council and the CEO’s for Commitment to Opportunity, Diversity and Equity Council, respectively. Ms. Tapio also served as council chair of the Leadership, Diversity and Inclusion Council for the state of Nebraska’s Blueprint Nebraska strategy. In 2022, Ms. Tapio was named USA TODAY’s Women of the Year honoree from Nebraska. Ms. Tapio brings a unique perspective to business, having worked for Fortune 500 and 100 companies in the United States, Australia, Mexico and throughout Europe. Her career has taken multiple paths, holding both executive and general management business roles and executive cultural roles, including chief diversity officer and vice president of Responsible Business. Ms. Tapio was appointed Chair of our Environmental Social and Governance Committee effective January 2022.

ALEXI A. WELLMAN, 52, was elected as a Company director in May 2021. Ms. Wellman has been the Chief Executive Officer of Altaba, Inc. since January 2022. From June 2017 until her current appointment, Ms. Wellman served as Chief Financial Officer of Altaba, Inc. She was Vice President, Finance and ultimately Vice President, Global Controller of Yahoo, Inc. from November 2013 to June 2017 and Chief Financial Officer of Nebraska Book Company from December 2011 to June 2013. Prior to her employment with Nebraska Book Company, she was a practicing certified public accountant with KPMG LLP for 18 years, 7 years of which she served as an audit partner. She was the audit engagement partner on the Company’s annual audit for the year ended December 31, 2010, prior to her departure in 2011. Ms. Wellman currently serves on the Board of Directors and is an audit committee chair of

ESS Inc. (GWH). Ms. Wellman has significant knowledge and experience in financial management, accounting processes and corporate governance. She brings substantial accounting and financial expertise, overall board experience and comprehension of our business operations and industry that contribute to the Board’s collective qualifications, skills and experience. Ms. Wellman also qualifies as an audit committee financial expert. Ms. Wellman was appointed Chair of our Audit Committee effective May 2021.

Director Skills and Diversity. The Nominating and Corporate Governance Committee considers the particular experience, qualifications, and skills of each director and the relevance of such key competencies to the Company’s business and operations when determining whether an individual should serve as a Company director. The matrix that follows summarizes the skills and diversity of the continuing directors and director nominees, which the Nominating and Corporate Governance Committee considered in its evaluation. The Company is continuing to refresh, diversify and add new capabilities to our Board, and as a result seven of the nine directors have a tenure of less than five years.

DIRECTOR SKILLS AND DIVERSITY
	Scott C. Arves	Kenneth M. Bird, Ed.D.	Diane K. Duren	Jack A. Holmes	Derek J. Leathers	Michelle D. Livingstone	Vikram Mansharamani, Ph.D.	Carmen A. Tapio	Alexi A. Wellman	%
Skills
Strategy development and risk management	X	X	X	X	X		X	X	X	78%
CEO experience	X	X		X	X			X	X	56%
Marketing and sales	X		X	X	X			X		56%
Public company officer or director	X		X	X	X	X		X	X	78%
Government affairs, public policy, regulatory		X		X	X	X	X			56%
Industry	X		X	X	X	X				56%
Corporate governance	X	X	X	X			X		X	67%
Financial			X	X	X		X	X	X	67%
Demographics
Race/Ethnicity:
African American or Black								X		11%
Asian							X			11%
White	X	X	X	X	X	X			X	78%
Gender:
Female			X			X		X	X	44%
Male	X	X		X	X		X			56%
Board Tenure
Years	2	21	6	4	3	1	2	2	2	N/A

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 1

The Board of Directors unanimously recommends that stockholders vote FOR the election of each director nominee. The Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the election of all director nominees.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE DETERMINATIONS

The Board has affirmatively determined that all members of and nominees to our Board of Directors are independent pursuant to SEC rules and the listing standards adopted by Nasdaq, except for Mr. Leathers. The Board has also determined that each member of the Board committees satisfies the applicable independence requirements of Nasdaq and the SEC.

At its annual meeting, the Nominating and Corporate Governance Committee reviewed the (i) legal and regulatory standards for assessing Board and Board committee independence, (ii) criteria for determining a director’s “audit committee financial expert,” “non-employee director” and “outside director” status and (iii) responses to annual questionnaires completed by our directors and director nominees. After completing its review, the Nominating and Corporate Governance Committee submitted its independence recommendations to our Board. Our Board then made its independence determinations based on the committee’s recommendations and after considering the information available to the committee.

ROLE AND LEADERSHIP OF THE BOARD OF DIRECTORS

One of the primary roles of the Board of Directors is to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders’ interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics that, when consistently applied and followed, contribute to our business’s overall success.

The Chairman presides over each Board meeting and is actively involved in determining agendas for Board meetings and serving as a liaison between our Board and management. The Board appoints our Chairman and our Chief Executive Officer. Derek J. Leathers serves as our Chairman, President and Chief Executive Officer. Mr. Leathers was appointed by our Board to serve in his current position until he resigns, is removed, or is unable to serve due to death or incapacity, pursuant to Section 2 of Article III of our By-Laws.

The positions of Chairman and CEO are held by one individual and although Mr. Leathers is not an independent director, we believe our current leadership structure is effective for us. This configuration demonstrates to our stockholders, employees and customers that our primary leadership roles are served by a qualified person who has an extensive depth of knowledge about the Company’s business and industry and is committed to our development and success.

In February 2023, the Board of Directors established the position of Lead Independent Director, to which Mr. Arves was appointed. The Lead Independent Director responsibilities include the following: (i) preside at Board meetings at which the Chairman and CEO is not present, including executive sessions of the independent Directors, (ii) ensure that independent Directors have adequate opportunities to meet and discuss issues without management present and call executive sessions of the independent Directors as needed, (iii) approve the flow of information sent to the Board of Directors and approve the agenda, schedule and what materials are sent for meetings of the Board of Directors, (iv) communicate with the Chairman and CEO regarding discussions held in executive sessions of the Board of Directors, (v) serve as a liaison between the Chairman and CEO and the independent Directors, (vi) be available for consultation and communication with major stockholders as deemed appropriate by the Board of Directors, (vii) lead the Board of Directors in succession planning for the Chairman and CEO, as well as succession planning for the Lead Independent Director, (viii) retain outside advisors and consultants who report directly to the Board of Directors on Board-wide issues, and (ix) be available to assist with the interviews of all director candidates and make recommendations to the Nominating and Corporate Governance Committee. The Lead Independent Director Charter further describes the position and responsibilities of the Lead Independent Director and is available under the Corporate Governance heading of our website.

Our independent directors regularly meet in “executive sessions,” which are meetings conducted without the presence of management. These executive sessions are typically conducted after each quarterly Board of Director meeting and may also be held when deemed appropriate by the independent directors. The Chair of the Nominating and Corporate Governance Committee presided over the executive sessions of the independent directors in 2022, and he also acted as a liaison between the independent directors, management and the full Board. Going forward, our Lead Independent Director will preside over the executive sessions and serve as a liaison. Further information regarding the 2022 executive sessions is provided under the Committees of the Board of Directors section.

We believe that having the majority of our Board and each Board committee comprised of independent directors (who meet regularly in executive sessions), having independent directors serve as Chairs of our Board committees, and recently appointing a Lead Independent Director provides an effective and strong leadership structure for the

Company. Our Board has the flexibility to continue or modify our leadership structure in the future, as the Board deems appropriate.

BOARD OVERSIGHT OF RISK MANAGEMENT

Company management is responsible for risk assessment and mitigation on a Company-wide basis, and our Board oversees and reviews these risk management efforts overall. Our Board believes that risk oversight fundamentally includes understanding the material risks we confront and how management responds to such risks, as well as a comprehension of what risk levels are appropriate for us. Typically, management identifies and measures various risks facing the Company and analyzes the factors associated with such risks, such as the probability and frequency of occurrence and potential impact on our cash flow, financial results and overall business and operations. Diverse types of risk are identified which are generally competitive, economic, regulatory or technological in nature. Management then develops response plans to address, mitigate and monitor identified risks and also reports and discusses these risks and plans with the Board. In its risk oversight role, our Board regularly evaluates and confers with management about the objectives of and risks involved with each plan. The Board also considers risk when assessing our business strategies and objectives, which is also integral to the Board’s risk management and tolerance evaluations.

While our Board has overall responsibility for risk oversight, each of the Board committees considers certain risks within its respective area of responsibility. Our Audit Committee has primary oversight responsibility with respect to risks relating to internal controls over financial reporting, cybersecurity, data privacy and contingent liabilities and other risks that may be material to the Company. As discussed in the Risk Management Related to Compensation section, our Compensation Committee considers the Company’s risks in determining whether our executive compensation program encourages executive officers to take unreasonable risks relating to our business. Our Environmental Social and Governance Committee has primary oversight responsibility with respect to risks relating to environmental, social, corporate social responsibility, sustainability, and public policy matters. Our Nominating and Corporate Governance Committee reviews risks related to legal and regulatory compliance concerning various corporate governance matters. The risk oversight roles of the Board, Audit Committee, Compensation Committee, Environmental Social and Governance Committee, and Nominating and Corporate Governance Committee did not impact our leadership structure because our Board is comprised of a majority, and such Board committees consist entirely, of independent directors.

CORPORATE GOVERNANCE POLICIES AND MATERIALS

The members of our Board of Directors possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company’s performance and compliance. These policies are also meant to provide our Board with practical guidelines that are regularly reviewed and can be appropriately revised and updated in response to regulatory developments and evolving business and governance practices. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies, each of which is available on our website. Pursuant to SEC rules, we will disclose amendments to or waivers from our Code of Corporate Conduct, as they relate to our CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”), on our website or in a Current Report on Form 8-K filed with the SEC. To date, we have not granted any waivers from our Code of Corporate Conduct to the CEO, CFO or CAO.

HEDGING AND PLEDGING POLICY

The Board of Directors has formally adopted a policy on hedging and pledging of the Company’s common stock by directors and executive officers (officers who are subject to Section 16). The policy prohibits purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds), and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s common stock. The policy also provides that directors and executive officers shall not pledge, hypothecate, or otherwise encumber shares of the Company’s common stock as collateral for indebtedness including, but not limited to, holding shares in a margin account or any other account that could cause the Company’s common stock to be subject to a margin call or otherwise be available as collateral for a margin loan. Each director and executive officer certified to compliance with this policy in their annual questionnaire completed at the end of 2022.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees and (iv) discussions with management, the independent auditors and other consultants. The Board has four standing committees: the Audit Committee, the Compensation Committee; the Environmental Social and Governance Committee (the “ESG Committee”), and the Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee evaluates each committee’s composition and appoints committee members annually, subject to Board approval. A majority of full committee membership elects committee Chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time.

Our Board delegates various responsibilities and authority to the committees to foster the effective governance of the Company. Each committee also meets periodically or when appropriate and reports their respective activities and actions to the full Board. The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board. Each committee charter is available under the Corporate Governance heading of our website.

The composition of each Board committee is as follows:

BOARD COMMITTEE MEMBERSHIP AND 2022 MEETINGS HELD
Name	Audit Committee	Compensation Committee	ESG Committee	Governance Committee	Board of Directors
Scott C. Arves	X	X		Chair	X
Kenneth M. Bird, Ed.D.		X	X	X	X
Diane K. Duren	X	Chair	X		X
Jack A. Holmes	X	X		X	X
Derek J. Leathers					X
Michelle D. Livingstone (1)	X		X	X	X
Vikram Mansharamani, Ph.D.	X		X	X	X
Carmen A. Tapio		X	Chair	X	X
Alexi A. Wellman	Chair	X	X		X
Number of Meetings	4	5	2	3	5 (2)

(1)	Ms. Livingstone was appointed to the Board on May 10, 2022.
(2)	Four (4) executive sessions of the independent directors were held in 2022.

ATTENDANCE AT BOARD AND BOARD COMMITTEE MEETINGS AND ANNUAL MEETING

During 2022, each incumbent director attended and participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Board committees on which he or she served (during the periods that he or she served). Under normal circumstances, we encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. All of our directors then serving attended our Annual Meeting of Stockholders in May 2022. The number of meetings conducted in 2022 by the Board and each Board committee are provided in the Board Committee Membership and 2022 Meetings Held table.

AUDIT COMMITTEE

In accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), our Board of Directors established a separately-designated standing Audit Committee to oversee our accounting and financial reporting policies and processes, our internal control systems, and the services performed by our independent registered public accounting firm. Such oversight is performed in accordance with applicable SEC rules and Nasdaq listing standards. Please refer to the Report of the Audit Committee section for the 2022 report. As more fully described in its charter, the Audit Committee’s responsibility for overseeing our accounting and financial reporting processes includes but is not limited to:
•Discussing the annual audit and resulting letter of comments with management;
•Consulting with the auditors and management regarding the adequacy of internal controls;
•Reviewing our financial statements with management and the independent auditors prior to their release;
•Evaluating with management the process used to support the CEO and CFO certifications that accompany our periodic SEC filings;
•Appointing the independent auditors for the next fiscal year;
•Reviewing and approving all audit and non-audit services and fees;
•Overseeing the work of our internal audit department and independent auditors; and
•Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities.

The Audit Committee also has primary responsibility for oversight of risks related to cybersecurity and data privacy, including protection of customer and employee data, proprietary Company information, and management’s procedures for monitoring threats and cyber risks. The Audit Committee, at each quarterly meeting, receives updates from the Company’s Chief Information Officer on major cybersecurity risk areas and threats, technologies and solutions utilized by the Company, evolving trends, and policies and procedures to address cyber risks and cybersecurity incidents. The Company utilizes (i) various security software vendors to block security threats, (ii) an enterprise-wide training program for associates and (iii) a third-party vendor to continually score the Company’s security environment to mitigate cybersecurity threats. Along with the Company’s security monitoring capabilities to alert us to suspicious activity, the Company has developed an incident response program in the event of a breach. The Company has not experienced an information security breach within the last three years and as a result has incurred no expenses for security breaches the last three years. The Company has cybersecurity insurance that provides protection against potential losses arising from a cybersecurity incident.

The Audit Committee meets in executive session with our independent auditors and also in a separate executive session with the head of our internal audit department. These meetings are conducted without the presence of our management and occur at each quarterly Audit Committee meeting. In 2022, as Audit Committee Chair, Ms. Wellman also participated in four additional meetings with management and the independent auditors for the purpose of reviewing the Company’s financial results prior to the issuance of our quarterly earnings press releases.

Audit Committee Independence and Financial Expert. Our Board of Directors has determined that each Audit Committee member (i) meets the independence criteria prescribed by Rule 10A-3(b)(1) and Section 10A(m)(3) of the Exchange Act; (ii) is independent under the Nasdaq listing standards and (iii) has sufficient knowledge and sophistication in financial and auditing matters under the Nasdaq rules. The Board also designated Mses. Duren and Wellman as “audit committee financial experts” as defined under the SEC rules upon determining that Mses. Duren and Wellman possess the requisite qualifications and experience.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for determining and approving the compensation of our executive officers. The Compensation Committee may consider the recommendations of our Chairman, President & CEO. Prior to making any such compensation determinations, the committee performs an annual review of all compensation elements for our executive officers, including, but not limited to, base salary, incentive cash bonuses and stock awards. Our Compensation Committee is tasked with evaluating and approving our overall executive compensation strategy and elements to ensure such components align with our business objectives, stockholder interests and responsible corporate practices and culture. Additionally, the Compensation Committee is responsible for recommending to the Board the compensation policies for our independent directors and overall Board members. The Compensation Committee has responsibility for oversight of and determining awards of equity compensation pursuant to the Werner Enterprises, Inc. Amended and Restated Equity Plan (the “Equity Plan”).

The Report of the Compensation Committee section contains the 2022 report. For more information about the Compensation Committee’s activities, refer to the Compensation Discussion and Analysis and Report of the Compensation Committee sections of this Proxy Statement. The Compensation Committee’s functions are also described in its charter.

Compensation Committee Independence. Our Board of Directors has determined that all current Compensation Committee members satisfy the applicable SEC and Nasdaq independence requirements. Each Compensation Committee member is also (i) a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and (ii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.162-27.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2022 or on the date of this Proxy Statement. In 2022, except for Ms. Tapio, no other member of the Compensation Committee had any relationships or transactions with the Company that would require disclosure as a “related person transaction” under the SEC rules and regulations and in the Proxy Statement section entitled Transactions with Related Persons. During 2022, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors or Compensation Committee.

ENVIRONMENTAL SOCIAL AND GOVERNANCE COMMITTEE

The Company formed an ESG Committee effective January 1, 2022. The primary functions of the ESG Committee are to: (i) support and oversee Company policies relating to relevant environmental, social, corporate social responsibility, sustainability, and public policy matters; (ii) work closely with other Board Committees, including the Nominating and Corporate Governance Committee in the development and oversight of corporate governance policies and the Audit Committee to ensure the Company has appropriate disclosure controls and procedures in place relating to ESG matters; and (iii) assist management in setting general strategy relating to ESG matters and provide oversight to the Company’s underlying ESG programs and policies. The ESG Committee makes policy, program and strategy recommendations to the Board concerning current and emerging ESG trends that may affect our business, operations, performance, or public image. Committee members also play an active role in the creation of our periodic Corporate Responsibility Report. A more complete description of the ESG Committee’s functions is provided in its charter.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Governance Committee is comprised only of directors whom the Board has determined satisfy the applicable SEC and Nasdaq independence requirements. The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified potential candidates for election to the Board. The Governance Committee recommends for the Board’s approval the director nominees for any election of directors. This process is described further in the Director Nomination Process section.

The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of our corporate governance policies, compliance practices and ethical standards of conduct for our directors, officers and employees. The committee makes recommendations to the Board regarding our corporate governance processes and reviews our Code of Corporate Conduct. The Governance Committee also monitors the effectiveness, and advises on the composition, structure and size, of our Board and Board committees. It also annually assists our Board with its independence and expertise determinations. The Governance Committee has oversight of the administration of our policies regarding “related person transactions” (as discussed under the Transactions with Related Persons section herein), and the committee reviews and approves or disapproves any such transaction when such approval is required by SEC and Nasdaq rules and regulations. A more complete description of the Governance Committee’s functions is provided in its charter.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors established a process by which stockholders and other parties may communicate directly with members of the Board or the independent directors as a group. This process is described in our Stockholder Communications Procedure for Communicating with the Board of Directors, included on our website. You may direct any matter intended for the Board or independent directors by writing to the intended recipients in care of our Corporate Secretary at our executive offices. Generally, the Corporate Secretary will forward any received correspondence according to the stockholder’s instructions. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. A majority of our independent directors approved the process for collecting stockholder communications received by our Corporate Secretary on the Board’s behalf.

DIRECTOR NOMINATION PROCESS

Generally, the Governance Committee considers director candidates recommended by Board members, management and stockholders. Nominees for the Board of Directors are then selected by the Governance Committee according to the process summarized below and described in our current Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy (the “Directorship Guidelines Policy”) and Policy Regarding Director Recommendations by Stockholders (the “Stockholder Recommendation Policy”). Both policies are available free of charge on our website. Stockholders may also request a copy of these policies by contacting our Corporate Secretary at our executive office address or telephone number provided in this Proxy Statement. Each policy was approved by the Board of Directors and is administered by the Governance Committee. The Governance Committee evaluates the policies regularly and may update and revise the policies from time to time, subject to Board approval, when appropriate and as applicable legal or listing standards change.

Stockholder Recommendations for Director Candidates. With respect to director candidates identified by stockholders, the Stockholder Recommendation Policy applies. In accordance with the Stockholder Recommendation Policy, the Governance Committee will consider candidates proposed by only “qualified stockholders.” A “qualified stockholder” is an individual stockholder or group of stockholders that has beneficially owned at least 2% of our issued and outstanding common stock for at least one year (and will hold such percentage of stock through the date of the annual meeting, and if the recommended candidate is elected, through his or her term of service). Such stock ownership is determined as of the date the stockholder recommendation is submitted. You must submit stockholder director candidate recommendations in a written proposal, and each proposal must include all information required and requested by the Stockholder Recommendation Policy.

In order for a stockholder’s candidate to be evaluated and considered as a prospective nominee, you must submit your recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the release date of the previous year’s proxy statement. (For example, the release date of the 2022 proxy statement was April 1, 2022. Stockholder recommendations intended for consideration for the director elections at the 2023 Annual Meeting needed to be submitted on or before December 2, 2022.) Stockholder recommendations for director nominees must be submitted no later than the close of business on December 5, 2023 for the 2024 Annual Meeting of Stockholders.

Stockholder recommendations for director candidates must be accompanied by a description of each candidate’s qualifications in sufficient detail to permit the Governance Committee to evaluate whether each candidate satisfies the independence, financial literacy and experience requirements of the SEC, Nasdaq or other applicable laws or regulations. Director candidates proposed by stockholders in accordance with the Stockholder Recommendation Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate during the director nominee selection process. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process.

In addition to the requirements described above and in the Stockholder Recommendation Policy, all written stockholder proposals containing director candidate recommendations must comply with Rule 14a-8 of the Exchange Act. Rule 14a-8 sets forth the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Contact information for our Corporate Secretary is provided in the Contacting the Corporate Secretary and Executive Offices section.

Further, in addition to satisfying the requirements above and in our charter documents, stockholders who intend to solicit proxies in support of director nominees other than Werner’s nominees must provide notice that meets all the requirements set forth in Rule 14a-19 under the Exchange Act no later than March 10, 2024.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our restated bylaws and other applicable requirements.

Desirable Skills and Traits for Director Candidates. Generally, candidates for director positions should possess the following skills and traits:
•Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
•The highest character and integrity and a reputation for working constructively with others;
•Sufficient time to devote to meetings and consultation on Board matters; and
•Freedom from conflicts of interest that would interfere with the candidate’s performance as a director.

The Governance Committee evaluates prospective nominees against certain minimum standards and qualifications, as identified in the Directorship Guidelines Policy, and the Committee will strive to recommend director nominees who satisfy these standards and qualifications in large part. The basic standards and qualifications set forth in the Directorship Guidelines Policy include but are not limited to those skills and traits listed above and as follows:
•Representation of our stockholders as a whole;
•Background that contributes to a Board comprised of individuals with varied occupational experience and perspective;
•Leadership experience and ability to exercise sound business judgment;
•Accomplishments, credentials and recognition in their respective field;
•Contributions to the Board’s skills, competency and qualifications through expertise in an area of business significant to our Company;
•Personal and professional reputation for integrity, honesty, fairness and other similar traits; and
•Knowledge of issues affecting us and critical aspects of our business and operations.

The Governance Committee also considers other relevant factors, such as the balance of management and independent directors, the need for Audit Committee or other Board committee expertise, relevant industry experience and the candidate’s understanding of financial matters and financial sophistication, literacy and proficiency. The Governance Committee values diversity in its candidates and considers it desirable if potential nominees complement and contribute to the Board’s overall diversity and composition. In this respect, we broadly construe diversity to mean an array of opinions, perspectives, skills, personal and professional experiences and backgrounds and other attributes, including gender, race and ethnic diversity.

The following table summarizes certain self-identified personal characteristics of our directors in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.

BOARD DIVERSITY MATRIX (AS OF APRIL 3, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

DIRECTOR COMPENSATION AND BENEFITS

Only independent directors on our Board receive compensation for their service as one of our directors. The independent directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board of Directors.

Compensation of Directors for 2022. In March 2022, the Compensation Committee reviewed the non-employee director compensation program with the assistance of its independent compensation consultant. To better align with market practices based on this review, the Compensation Committee recommended to the Board of Directors that the annual cash retainer be increased from $50,000 to $75,000 (paid in quarterly installments of $18,750 each) effective July 1, 2022 and the annual restricted stock award granted in May 2022 be increased from $80,000 to $100,000. Prior to this change, the Board had not increased its director compensation since 2020. In addition, the Compensation Committee recommended and the Board of Directors approved the adoption of an annual cash retainer for the ESG Committee Chair of $10,000 (paid in quarterly installments of $2,500 each) effective January 1, 2022 and the adoption of an annual cash retainer for the Lead Independent Director of $25,000 (paid in quarterly installments of $6,250 each). All other committee retainers remain unchanged from the 2021 amounts.

Our current 2022 annual compensation package for independent directors is comprised of the annual cash retainers and restricted stock awards provided in the Independent Director Annual Retainers and Fees table that follows. We will also reimburse each independent director at cost for all of their respective reasonable out-of-pocket travel expenses incurred in connection with their attendance at Board and Board committee meetings and for other reasonable out-of-pocket expenses directly related to their Board and Board committee service.

INDEPENDENT DIRECTOR ANNUAL RETAINERS AND FEES
Fee or Retainer	Amount and Frequency of Payment
Cash Retainer for Board Membership	$75,000 (paid in quarterly installments of $18,750 each)
Cash Retainer for the Lead Independent Director	$25,000 (paid in quarterly installments of $6,250 each)
Cash Retainer for the Audit Committee Chair	$15,000 (paid in quarterly installments of $3,750 each)
Cash Retainer for the Compensation Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Cash Retainer for the ESG Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Cash Retainer for the Governance Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Restricted Stock Award for Board Membership	$100,000 (three year vesting period from the date of grant)

The Director Compensation for 2022 table presents the compensation of each individual serving as an independent director during 2022 for service on our Board and its committees. This table does not include those directors who are also Company employees or related parties because such directors are not considered independent directors and thus did not receive any compensation in 2022 for their service on our Board. (Derek Leathers was a director and named executive officer, and the compensation paid to him by the Company is discussed in the Executive Compensation section and provided in the Summary Compensation Table.) Our independent directors do not participate in any benefit, pension or nonqualified deferred compensation plan of the Company. For these reasons, we have omitted those columns from the table.

DIRECTOR COMPENSATION FOR 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Scott C. Arves	67,500	100,000	—	167,500
Kenneth M. Bird, Ed.D.	62,500	100,000	—	162,500
Diane K. Duren	72,500	100,000	—	172,500
Jack A. Holmes	67,500	100,000	—	167,500
Michelle D. Livingstone (4)	50,000	100,000	—	150,000
Vikram Mansharamani, Ph.D.	62,500	100,000	—	162,500
Carmen A. Tapio	72,500	100,000	—	172,500
Gerald H. Timmerman (3)	12,500	—	—	12,500
Alexi A. Wellman	77,500	100,000	—	177,500

(1)
On May 10, 2022, each of the independent directors then serving on the Board received an annual award of 2,410 shares of restricted stock with a grant date fair value of $41.50 per share. The grant date fair value is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present values of estimated future dividends for the May 10, 2022 grants were calculated based on a $0.13 quarterly dividend amount per share and 1.7% risk-free interest rate. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 11 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2022.

(2)
The aggregate number of shares of unvested restricted stock outstanding at December 31, 2022 for each current independent director is as follows: Mr. Arves 3,538; Dr. Bird 4,179; Ms. Duren 4,179; Mr. Holmes 4,179; Ms. Livingstone 2,410; Dr. Mansharamani 3,538; Ms. Tapio 3,867; and Ms. Wellman 3,538. No option awards were outstanding.

(3)	Mr. Timmerman retired from the Board effective February 9, 2022.
(4)	Ms. Livingstone was appointed to the Board on May 10, 2022.

During 2022, restricted stock was granted to the independent directors on May 10, 2022. The grants of restricted stock to the independent directors were made in accordance with our Amended and Restated Equity Plan, and pursuant to the Restricted Stock Award Agreements with the restricted stock recipients, the restricted stock is subject to service-based vesting provisions. Beginning one year after the grant date of each award, the restricted stock will vest annually in three increments of 34%, 33% and 33%, respectively. The awards will then become fully vested on May 10, 2025. The independent directors do not have any voting or dividend rights with respect to such stock until it is vested, and there are not any post-vesting sales restrictions on the shares. (The Amended and Restated Equity Plan and the Form of Restricted Stock Award Agreement were both included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023.) We did not grant any stock options, stock appreciation rights (“SARs”), or performance stock to our independent directors in 2022.

Director Stock Ownership. In February 2020, formal stock ownership guidelines for all independent directors were adopted. Stock ownership includes common stock owned (directly or indirectly) and time-vested restricted stock. Prior to March 2022, the ownership guidelines required independent directors to own stock with a market value equal to or in excess of 3.0 times the current independent director annual cash retainer. In March 2022, the stock ownership guidelines were updated to require independent directors to own stock with a market value equal to or in excess of 5.0 times the current independent director annual cash retainer. Independent directors have five years from the later of the date of this policy change or from their date of election to meet the ownership guidelines and are required to retain all restricted stock granted as fees for Board membership until such time as they meet the ownership guidelines. Dr. Bird and Ms. Duren already met the revised ownership guidelines as of December 31, 2022. Messrs. Arves and Holmes, Dr. Mansharamani and Mses. Livingstone, Tapio and Wellman have each served as a director for less than five years and will have five years from the date of this policy change to comply. The individual stock ownership of each independent director is set forth in the table under the Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners section of this Proxy Statement.

EXECUTIVE OFFICERS

Pursuant to the By-Laws, our Board of Directors appoints our executive officers from time to time. Our By-Laws provide that each executive officer holds his or her respective office until he or she resigns, is removed, or is unable to serve due to death or incapacity.

EXECUTIVE OFFICER INFORMATION

The table that follows identifies our current executive officers and the capacities in which they now serve, and a person chosen to become an executive officer and the capacity in which he will serve. Set forth following the table is certain biographical information provided to us by these executive officers regarding their acquired business skills and experience.

EXECUTIVE OFFICERS
Name	Position with the Company	Age
Derek J. Leathers	Chairman, President & Chief Executive Officer	53
H. Marty Nordlund	Executive Vice President Strategic Partnerships	61
John J. Steele (1)	Executive Vice President, Treasurer & Chief Financial Officer	65
Jim S. Schelble	Executive Vice President & Chief Administrative Officer	62
James L. Johnson	Executive Vice President, Chief Accounting Officer & Corporate Secretary	59
Craig T. Callahan	Executive Vice President & Chief Commercial Officer	49
Nathan J. Meisgeier	Executive Vice President & Chief Legal Officer	49
Daragh P. Mahon	Executive Vice President & Chief Information Officer	54
Eric J. Downing	Executive Vice President & Chief Operating Officer	50
Christopher D. Wikoff (2)	Executive Vice President, Treasurer & Chief Financial Officer	48

(1)	In August 2022, Mr. Steele announced his decision to retire, and that he will remain with the Company through the transition of his responsibilities to his successor.
(2)	In February 2023, the Company announced that its Board of Directors appointed Mr. Wikoff to serve as Executive Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Wikoff will begin serving as the Company's CFO on April 18, 2023, succeeding Mr. Steele.

For information regarding the business experience of Derek J. Leathers, please refer to Director Information under the Proposal 1 – Election of Directors section of this Proxy Statement.

H. MARTY NORDLUND joined us in 1994 as an account executive. He then received the following promotions within the Company: (i) Director of Dedicated Fleet Services in 1995; (ii) Senior Director of Dedicated Fleet Services in 1997; (iii) Vice President–Dedicated Fleet Services in 1998; (iv) Vice President–Specialized Services in 2001; (v) Senior Vice President–Specialized Services in 2003; (vi) Executive Vice President–Specialized Services in 2005; and (vii) Senior Executive Vice President—Specialized Services in 2006. In May 2016, Mr. Nordlund was named Senior Executive Vice President and Chief Operating Officer. In January 2023, he became Executive Vice President Strategic Partnerships. Before joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large privately held truckload carrier.

JOHN J. STEELE joined the Company in 1989 as Controller. During his time with us, he was appointed to the following positions: (i) Corporate Secretary in 1992; (ii) Vice President–Controller and Corporate Secretary in 1994; (iii) Vice President, Treasurer and Chief Financial Officer in 1996; and (iv) Senior Vice President, Treasurer and Chief Financial Officer in 2004. He was named to his current position as Executive Vice President, Treasurer and Chief Financial Officer in 2005. Mr. Steele was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1979 until his employment with the Company in 1989.

JIM S. SCHELBLE joined us in 1998 as Manager of New Business Development. During his tenure with us, Mr. Schelble was promoted to the following positions: (i) Director of National Accounts in 1999; (ii) Senior Director of Dedicated Services in 2000; (iii) Associate Vice President of Corporate and Dedicated Sales in 2002; (iv) Vice President–Sales in 2003; (v) Senior Vice President–Sales in 2004; (vi) Executive Vice President–Sales and Marketing in 2005; and (vii) Executive Vice President of Marketing and Driver Resources in 2015. In May 2016, Mr. Schelble was named to his current position as Executive Vice President and Chief Administrative Officer. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express, a less-than-truckload carrier, in a variety of management positions within operations, sales, and marketing. Mr. Schelble also serves on the state board and executive board of the Combined Health Agencies Drive.

JAMES L. JOHNSON joined the Company in 1991 as Manager of Financial Reporting. Since that time, Mr. Johnson was appointed to the following positions with us: (i) Assistant Controller in 1992; (ii) Director of Accounting in 1994; (iii) Corporate Secretary and Controller in 1996; (iv) Vice President, Controller and Corporate Secretary in 2000; and (v) Senior Vice President, Controller and Corporate Secretary in 2005. He was named to his current position as Executive Vice President, Chief Accounting Officer and Corporate Secretary in 2010. Mr. Johnson was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1985 until his employment with us in 1991.

CRAIG T. CALLAHAN joined the Company in 1995 as a management trainee and has held several leadership positions within Customer Service, Operations and Sales. In 2005, Mr. Callahan joined the Sales team and was promoted to Senior Director of National Accounts. In 2009, Mr. Callahan was named Vice President of Sales, assuming additional sales leadership responsibilities for business development and growth initiatives in Dedicated, Contract Logistics, Intermodal and Cross-Border Services. In 2015, Mr. Callahan was promoted to Senior Vice President of Sales, gaining additional responsibilities for Field and International Sales. In February 2018, Mr. Callahan was promoted to Executive Vice President and Chief Commercial Officer. Mr. Callahan also serves on the board of directors of College World Series of Omaha, Inc.

NATHAN J. MEISGEIER joined the Company in 2005 as Senior Counsel of Litigation. Since that time, Mr. Meisgeier has held the titles of Associate Vice President and Associate General Counsel before being promoted to Vice President and General Counsel in 2016. In February 2018, Mr. Meisgeier was promoted to Executive Vice President and Chief Legal Officer. Outside of the Company, Mr. Meisgeier is the Chairman of the American Trucking Associations’ Legal Reform Advisory Council and sits on the board of directors for the American Trucking Associations Litigation Center, among other positions with the transportation industry. Mr. Meisgeier practiced at the Kansas City law firm of Stinson, Mag and Fizzell for seven years before joining Werner in 2005.

DARAGH P. MAHON joined the Company in 2020 as Executive Vice President and Chief Information Officer. Prior to joining the Company, Mr. Mahon was employed at Vonage Business Inc. for six years with his last position held being Senior Vice President, Global IT and Business Applications. Prior to that he was employed by Sage North America for 10 years. Mr. Mahon is an advisory board member of Salesforce.

ERIC J. DOWNING has worked in multiple departments since joining us in 1998 as a fleet coordinator, including time in Operations, Marketing, Logistics and Dedicated. During his tenure with the Company, he has served in a variety of leadership roles and was promoted to the following positions: (i) Associate Vice President–Specialized Services in 2009; (ii) Vice President–Specialized Services in 2012; and (iii) Senior Vice President–Dedicated in 2016. Under his leadership as Senior Vice President–Dedicated, he was instrumental in fostering relationships and growing strategic customer accounts resulting in the Company’s 50% Dedicated fleet growth while nearly doubling Dedicated revenue. He was named to his current position as Executive Vice President and Chief Operating Officer in January 2023. Mr. Downing serves on the Nebraska Trucking Association board of directors where he is also an executive committee member. Mr. Downing served in the United States Air Force from 1991 to 1998.

CHRISTOPHER D. WIKOFF has served as Executive Vice President and Treasurer of West Technology Group, formerly Intrado Corporation, a cloud-based, global technology partner ("West"), since 2016. Prior to joining West, Mr. Wikoff served as Vice President, Finance and Treasurer at CommScope, a Fortune 1000 network infrastructure provider, from 2003 through 2015. Prior to his time at CommScope, Mr. Wikoff served in other corporate and divisional finance leadership roles, including with Avaya from 2000 to 2003.

BENEFICIAL OWNERSHIP OF COMMON STOCK

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The Beneficial Ownership table sets forth certain information as of March 20, 2023, with respect to the beneficial ownership of our common stock by: (i) each of our directors and director nominees; (ii) each of our Named Executive Officers; (iii) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock; and (iv) all current executive officers, directors and director nominees as a group.

On March 20, 2023, we had 63,376,934 shares of common stock outstanding. Except as otherwise indicated in the Beneficial Ownership table, the persons listed have sole voting power and sole investment power with respect to such shares of our common stock indicated as beneficially owned by them. Unless otherwise noted, the physical business address of each beneficial owner set forth in the Beneficial Ownership table is: Werner Enterprises, Inc., 14507 Frontier Road, Omaha, Nebraska 68138.

BENEFICIAL OWNERSHIP
	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Owned	Right to Acquire (1)	Total Shares	Percent of Shares Outstanding (2)
Scott C. Arves	2,231	1,383	3,614	*
Kenneth M. Bird, Ed.D.	13,184	2,024	15,208	*
Diane K. Duren	14,084	2,024	16,108	*
Jack A. Holmes	4,717	2,024	6,741	*
Michelle D. Livingstone	—	819	819	*
Vikram Mansharamani, Ph.D.	581	1,383	1,964	*
Carmen A. Tapio	2,417	1,383	3,800	*
Alexi A. Wellman	581	1,383	1,964	*
Derek J. Leathers	317,613	—	317,613	*
H. Marty Nordlund	57,222	—	57,222	*
John J. Steele	75,399	—	75,399	*
Jim S. Schelble	59,955	—	59,955	*
James L. Johnson	79,860	—	79,860	*
BlackRock, Inc.(3)	8,313,060	—	8,313,060	13.1%
The Vanguard Group (4)	5,723,281	—	5,723,281	9.0%
Macquarie Parties (5)	4,428,939	—	4,428,939	7.0%
Dimensional Fund Advisors LP (6)	3,841,534	—	3,841,534	6.1%
Victory Management, Inc. (7)	3,431,720		3,431,720	5.4%
All current executive officers, directors and director nominees as a group (17 persons) (2)	719,822	12,423	732,245	1.2%
*Indicates beneficial ownership of less than 1%.

(1)	This column represents restricted stock that will vest within 60 days after March 20, 2023. The shares are not outstanding and may not be voted at the 2023 Annual Meeting.
(2)
The percentages are based upon 63,376,934 shares, which equal our outstanding shares as of March 20, 2023. In accordance with SEC rules, for individuals who hold restricted stock that will vest within 60 days of March 20, 2023, the number of shares of common stock on which the percentage is based also includes the number of such shares.

(3)
Based on Schedule 13G as of December 31, 2022, as filed with the SEC by BlackRock, Inc. BlackRock, Inc. claims sole voting power of 8,110,610 shares and sole dispositive power of 8,313,060 shares, and does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the Schedule 13G filing, the address of this stockholder is 55 East 52nd Street, New York, New York 10055.

(4)
Based on Schedule 13G/A as of December 30, 2022, as filed with the SEC by The Vanguard Group. The Vanguard Group does not claim sole voting power with respect to any shares and claims shared voting power of 57,712 shares, sole dispositive power of 5,609,645 shares, and shared dispositive power of 113,636 shares. According to the Schedule 13G/A filing, the address of this stockholder is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Based on Schedule 13G/A as of December 30, 2022, as jointly filed with the SEC by Macquarie Group Limited, Macquarie Management Holdings Inc, and Macquarie Investment Management Business Trust (together, the “Macquarie Parties”): (i) Macquarie Group Limited does not claim sole voting power, shared voting power, sole dispositive power, or shared dispositive power with respect to any of these shares; and (ii) Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust each had sole voting power and sole dispositive power of 4,428,939 shares, and each do not claim any shared voting power or shared dispositive power with respect to any of these shares. The principal business address of Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia. The principal business address of Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(6)
Based on Schedule 13G/A as of December 30, 2022, as filed with the SEC by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP claims sole voting power of 3,779,564 shares and sole dispositive power of 3,841,534 shares, and does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the Schedule 13G/A filing, the address of this stockholder is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)
Based on Schedule 13G as of December 31, 2022, as filed with the SEC by Victory Capital Management, Inc. Victory Capital Management, Inc. claims sole voting power of 3,405,727 shares and sole dispositive power of 3,431,720 shares, and does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the Schedule 13G filing, the address of this stockholder is 4900 Tiedeman Rd. 4th Floor, Brooklyn, Ohio 44144.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement identifies our Named Executive Officers (“NEOs”) and explains how our compensation policies and practices are developed and operate with respect to such Named Executive Officers. In the Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program and the executive compensation amounts shown in such section. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the Compensation Committee section under Corporate Governance in this Proxy Statement. As indicated in that section, the Compensation Committee of the Board of Directors is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is also comprised solely of independent directors, each of whom is independent pursuant to SEC rules and Nasdaq listing standards.

Named Executive Officers. Our “Named Executive Officers” consist of the CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers as of December 31, 2022. Our five Named Executive Officers and the capacities in which they served as of December 31, 2022 are identified in the table below.

2022 NAMED EXECUTIVE OFFICERS
Name	Position with the Company
Derek J. Leathers	Chairman, President & Chief Executive Officer
H. Marty Nordlund	Senior Executive Vice President (“SEVP”) & Chief Operating Officer
John J. Steele	Executive Vice President (“EVP”), Treasurer & Chief Financial Officer
Jim S. Schelble	Executive Vice President (“EVP”) & Chief Administrative Officer
James L. Johnson	Executive Vice President (“EVP”), Chief Accounting Officer & Corporate Secretary

Executive Summary. The Company and its Compensation Committee believe our executive compensation program has been instrumental to our business and in helping us accomplish our objectives. We continually review the program to confirm it is appropriate and fair in view of our financial performance and size relative to our competitive peer group. (The peer group is identified in the Competitive Peer Groups and Benchmarking section.) Our total compensation mix allows us to retain qualified, innovative executive officers who possess the necessary experience and expertise to manage the Company, provide effective Company leadership, contribute to our long-standing success and create value for our stockholders.

The table below summarizes and compares our key 2022 and 2021 financial results. Our 2022 financial statements are included in our Annual Report on Form 10-K for 2022 filed with the SEC.

2022 AND 2021 FINANCIAL RESULTS
	2022 (1)	2021 (1)	Change (%)
Total revenues	$3,289,978	$2,734,372	20%
Operating income	$323,076	$309,146	5%
Earnings per diluted share	$3.74	$3.82	-2%
Operating ratio (2)	90.2%	88.7%
Total shareholder return (1-year)	(14.4)%	22.7%
Total shareholder return (3-year cumulative)	14.5%	87.2%

(1)	Dollar amounts in thousands, except for per share amounts.
(2)	Operating expenses expressed as a percentage of operating revenues.

The Company achieved strong financial results in 2022. Revenues increased 20% to $3.3 billion, while operating income increased 5% to $323.1 million. Earnings per diluted share decreased 2% due primarily to a $28.1 million decrease in unrealized gains on investments in equity securities and a $7.4 million increase in interest expense. Our Truckload Transportation Services segment grew revenues by 19% and operating income by 5%. Our Logistics segment increased revenues by 27% and operating income by 30%. We believe the Company is built to thrive in any trucking or logistics cycle. Our core strengths and sustainable competitive advantages support our strong consistent performance. The Company’s cumulative total shareholder return (“TSR”) for the three-year period ended December 31, 2022 was 14.5% and for the one-year period ended December 31, 2022 was (14.4)%. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for 2022 filed with the SEC for more discussion of our 2022 financial results.

After receiving no base salary increases in 2019, the Named Executive Officers received base salary increases in 2020 but voluntarily took reductions in their base salaries during second quarter of 2020 due to the unknown impact of the COVID-19 pandemic. For 2021 the Named Executive Officers received base salary increases for their performance during the 2020 pandemic relative to the Company’s competitors and to better align with our competitive peer group base salaries. For 2022 Mr. Leathers and Mr. Johnson were the only Named Executive Officers to receive a base salary increase. See Base Salary for more discussion of the 2022 base salaries. The Compensation Committee set the performance metrics and target goals for 2022 for the cash annual incentive program (“AIP”) at a 12% increase in revenues (excluding fuel surcharge) and a 13% increase in operating income from 2021. The AIP payouts for 2022 for the Named Executive Officers ranged from 122.0% to 128.0% of target. See Cash Annual Incentive Compensation for more discussion of the 2022 AIP.

In February 2022, the Compensation Committee awarded equity-based long-term incentives to the Named Executive Officers split equally between restricted stock and performance stock at increased award values compared to 2021. The restricted stock vests evenly over a three-year period while the performance stock cliff vests at the end of three years. The number of performance shares earned will range from 0% to 200% of the target shares for each Named Executive Officer based on the level of attainment of the performance objectives (two-year cumulative earnings per diluted share with a three-year relative TSR modifier). See Long-Term Incentive Compensation for more discussion of the equity incentive awards.

Consideration of Stockholder Say-on-Pay Vote. At the Company’s Annual Meeting held in May 2022, the Board asked Company stockholders to indicate on an advisory and non-binding basis whether they approve the Company’s executive compensation (a “say-on-pay resolution”). This proposal was contained in the Company’s 2022 proxy statement dated April 1, 2022, in accordance with Section 14A of the Exchange Act.

More than 95% of the stockholder votes were cast in favor of our say-on-pay resolution to approve, on an advisory basis, the compensation of our Named Executive Officers. The Company and its Compensation Committee believe this affirms our stockholders’ support of the Company’s approach to executive compensation and executive compensation program objectives. While such vote is advisory and non-binding, the Board and the Compensation Committee value our stockholders’ opinions expressed in such vote and consider the voting outcome in making executive compensation decisions.

2022 Executive Compensation Program and Objectives. Our executive compensation program is designed to achieve the following primary objectives:
•Attract, motivate and retain talented high-quality executives who contribute to the advancement of our strategic, operational and financial goals and to our long-term success in today’s competitive markets and industry.
•Reward our executive officers for their individual performance, leadership and contribution to the achievement of our overall business objectives.
•Support our Purpose Statement and guiding corporate principles. (Our Purpose Statement is included on our website.)

The Compensation Committee carries out our executive compensation objectives by applying the following principles:
•Provide compensation that is competitive with that paid by companies in our industry for executive talent. Our Compensation Committee has the authority to engage the services of an outside advisor and compensation consultant to assist with determining how our executive compensation program compares to those of other companies.
•Reward performance by considering factors such as (i) our financial performance, (ii) the executive officer’s individual performance and contribution to our overall business goals and (iii) the performance of the executive officer’s area of responsibility when evaluated in light of overall Company performance and the year’s market, industry and economic conditions.
•Encourage our executive team to consider current and long-term opportunities and reasonable risks that result in positive Company performance and financial growth, industry innovation, consistent stockholder value and lasting collaborations with our customers and partners.
•Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership links our executive officers’ interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests. We have adopted executive stock ownership guidelines and a policy on hedging and pledging to further this principle.
•Limit executive perquisites.
•No tax gross-ups.

Elements of Executive Compensation. The elements of our 2022 executive compensation program are: (i) base salary, (ii) cash annual incentive compensation, (iii) long-term incentive compensation, and (iv) perquisites and benefits. The following discussion explains these elements and their primary purposes with respect to our 2022 executive compensation program.

The table below summarizes our total compensation mix for 2022. It excludes certain items that are reflected as “All Other Compensation” in the 2022 Summary Compensation Table. Such items are not typically considered in the Compensation Committee’s pay deliberations because the amounts are not material and, in certain cases, non-recurring.

2022 PAY ELEMENTS
	Base Salary (1)	Annual Incentive Compensation (2)	Restricted Stock	Performance Stock (2)	Variable Compensation (3)
CEO	18%	20%	31%	31%	82%
Other NEOs	39%	27%	17%	17%	61%

(1)	Annual base salary rate set by the Compensation Committee in February 2022.
(2)	Cash and equity incentive compensation calculated at the target level of performance.
(3)	Variable compensation includes annual incentive compensation, restricted stock, and performance stock.

Base Salary. Base salary is a fixed element of compensation that we pay to each executive officer for the performance of his primary duties and responsibilities. Generally, each respective executive officer’s base salary is commensurate with such person’s responsibility, experience, tenure and job performance. Base salaries are reviewed on an annual basis and at the time of promotion or other change in job function and responsibilities. A number of factors are considered when determining individual salary levels. These factors include, but are not limited to, (i) the individual’s overall performance and the level of responsibility and complexity of the executive’s job; (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) how the executive officer’s salary compares to those of our other executives; (iv) our overall performance and achievements; (v) the economic and business conditions affecting the Company at the time of the review; and (vi) salaries paid by companies within our competitive peer group for the same or similar positions. Market adjustments to executive base salaries may be made when there is a significant change in an officer’s position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices. However, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group.

The following 2022 base salaries were approved by the Compensation Committee in February 2022 for the Named Executive Officers.

BASE SALARY
Name	2021 Base Salary ($)	2022 Base Salary ($)	Change (%)
Derek J. Leathers	850,000	875,000	3%
H. Marty Nordlund	410,000	410,000	—%
John J. Steele	340,000	340,000	—%
Jim S. Schelble	400,000	400,000	—%
James L. Johnson	420,000	450,000	7%

Cash Annual Incentive Compensation. The 2022 AIP established target cash award amounts as a percentage of base salary varies by executive position. The 2022 AIP considers three performance metrics, with the financial metrics tied to pre-defined goals (40% operating income; 30% revenues less fuel surcharge revenues (“FSC”); and 30% individual performance). Individual performance for the executive officers included predefined areas of improvement or strategic milestones under the executive’s purview to be achieved during the year. The 2022 payout opportunities ranged from 0% to 200% of target depending on performance versus the goals. The table below shows the calculation of the AIP performance results.

ANNUAL INCENTIVE PLAN PERFORMANCE RESULTS
AIP Measure	Target (1)	Final Results (1)	Achieved (%)	Weight (%)	2022 AIP Payout (% Target)
Operating income (2)	$355.6	$334.6	80.3%	40%	32.1%
Revenues less FSC (3)	$2,788.2	$2,870.7	129.6%	30%	38.9%
Individual performance	Varies by NEO		170.0% to 190.0%	30%	51.0% to 57.0%
Total				100%	122.0% to 128.0%

(1)	Dollar amounts in millions.
(2)	Final results include adjustment of $5.4 million of insurance and claims expense for interest accrued during 2022 on an adverse jury verdict rendered in 2018 and $6.1 million of amortization expense related to intangibles, which the Compensation Committee determined should be added back to the reported 2022 operating income for purposes of the 2022 AIP payouts.
(3)	Operating revenues less trucking fuel surcharge revenues.

The Compensation Committee believes the 2022 AIP aligns pay for performance and the interest of management with stockholders. The table that follows shows the calculation of the AIP payouts achieved for the Named Executive Officers for 2022, which are disclosed in the Summary Compensation Table. The 2022 AIP payments occurred in February 2023. Please refer to the Grants of Plan-Based Awards for 2022 section for additional information regarding the AIP.

CASH ANNUAL INCENTIVE COMPENSATION
Name	2022 Base Salary ($)	Target Payout (% Salary)	Target AIP Payout ($)	AIP Payout (% Target)	2022 AIP Payout ($)
Derek J. Leathers	875,000	115.0%	1,006,250	128.0%	1,288,000
H. Marty Nordlund	410,000	70.0%	287,000	127.3%	365,351
John J. Steele	340,000	60.0%	204,000	125.8%	256,632
Jim S. Schelble	400,000	70.0%	280,000	122.0%	341,600
James L. Johnson	450,000	70.0%	315,000	123.9%	390,285

2022 Long-Term Incentive Compensation. Our long-term incentive program is important to us because it helps attract a talented executive team, encourages long-term retention of executive officers and enables us to recognize efforts put forth by executives who contribute to our stock price appreciation and Company development. The periodic vesting periods of long-term incentive compensation directly align executive officer interests and compensation with our stockholders’ interests by rewarding creation and preservation of long-term stockholder value. The Compensation Committee also believes this element of compensation provides equity ownership opportunities for our executive officers.

Under our Equity Plan, the Compensation Committee may grant stock options, SARs, restricted stock, restricted stock units (“RSUs”) and performance stock to our executive officers and non-employee directors. The grant date is the same date as the meeting at which the Compensation Committee decides to grant equity awards, after giving consideration to the timing of such decisions to ensure that awards occur when neither the recipient nor the Compensation Committee possess material nonpublic information. None of our restricted or performance stock awards give the recipient any voting or dividend rights until such stock vests, nor do they have any post-vesting sales restrictions.

In February 2022, the Compensation Committee, in its sole discretion, awarded the Named Executive Officers restricted stock and performance stock for 2022. The restricted stock will vest in three annual increments of 34%, 33% and 33% beginning February 7, 2023 (one year after the grant date), subject to continued employment. The performance stock is earned based upon the level of attainment by the Company of a cumulative earnings per diluted share performance objective for the two-year period from January 1, 2022 to December 31, 2023, as established by the Compensation Committee. The Compensation Committee works with management to develop performance objectives that it believes are rigorous and challenging to achieve and that would contribute to our overall financial goals and create stockholder value. The number of shares that may ultimately be earned will range from 0% to 200% of the target shares stated in each executive’s award agreement based on the level of attainment of the performance objective and subject to a TSR modifier whereby the maximum payout will be capped at 150% or 175% of target based on the Company’s TSR for the three-year period ending December 31, 2024, relative to the TSR of the following nine trucking peers for the same period: Covenant Logistics Group, Heartland Express, Hub Group, J.B. Hunt, Knight-Swift Transportation, Landstar System, Marten Transport, Schneider National, and U.S. Xpress Enterprises. Any performance stock earned will vest, subject to continued employment, on February 7, 2025. The target grant date values of the stock awards to the Named Executive Officers are as follows: Mr. Leathers–$3,200,000; and Messrs. Nordlund, Steele, Schelble and Johnson–$350,000 each. The target value granted to each Named Executive Officer was split equally between restricted stock and performance stock. The 2022 grants of restricted stock and performance stock to the Named Executive Officers are disclosed in the Summary Compensation Table. Please refer to the Grants of Plan-Based Awards for 2022 section for additional information regarding the equity awards.

2021 Performance Stock. In February 2021, the Compensation Committee awarded the Named Executive Officers restricted stock and performance stock for 2021. The 2021 performance stock is earned based upon the level of attainment by the Company of a cumulative earnings per diluted share performance objective for the two-year period from January 1, 2021 to December 31, 2022, as established by the Compensation Committee. The number of shares that may ultimately be earned will range from 0% to 200% of the target shares stated in each executive’s award agreement based on the level of attainment of the performance objective and subject to a TSR modifier whereby the maximum payout will be capped at 150% or 175% of target based on the Company’s TSR for the three-year period ending December 31, 2023, relative to the TSR of the following nine trucking peers for the same period: Covenant Logistics Group, Heartland Express, Hub Group, J.B. Hunt, Knight-Swift Transportation, Landstar System, Marten Transport, Schneider National, and U.S. Xpress Enterprises. Any performance stock earned will vest, subject to continued employment, on February 11, 2024. The Compensation Committee has determined that (i) insurance and claims expense of $5.4 million in 2022 and $5.1 million in 2021, for interest accrued during those years related to an adverse jury verdict rendered in 2018 that remains under appeal, (ii) amortization expense related to intangibles of $6.1 million in 2022 and (ii) net unrealized gains on investments of $12.2 million in 2022 and $40.3 million in 2021 are unusual items not reflective of management performance that should be adjusted for in the calculation of the two-year cumulative earnings per diluted share for purposes of determining the achievement level of the 2021 performance shares. Cumulative earnings per diluted share from January 1, 2021 to December 31, 2022, adjusted for the accrued interest and net unrealized gains on investments, amounted to $7.15 which exceeded the maximum performance goal of $6.88, which results in a payout of 200% of target before considering the impact of the TSR modifier. The final performance and payout, including the impact of the TSR modifier, will be determined after December 31, 2023 and will be reported in the 2024 proxy statement.

2020 Performance Stock. In February 2020, the Compensation Committee awarded the Named Executive Officers restricted stock and performance stock for 2020. The 2020 performance stock is earned based upon the level of attainment by the Company of a cumulative earnings per diluted share performance objective for the two-year period from January 1, 2020 to December 31, 2021, as established by the Compensation Committee. The number of shares that may ultimately be earned will range from 0% to 200% of the target shares stated in each executive’s award agreement based on the level of attainment of the performance objective and subject to a TSR modifier whereby the maximum payout will be capped at 150% of target if absolute TSR during the three-year period ending December 31, 2022 is less than 25%. Any performance stock earned will vest, subject to continued employment, on February 13, 2023. The Compensation Committee has determined that (i) insurance and claims expense of $5.1 million in 2021 and $4.9 million in 2020, for interest accrued during those years related to an adverse jury verdict rendered in 2018 that remains under appeal and (ii) net unrealized gains on investments of $40.3 million in 2021 are unusual items not reflective of management performance that should be adjusted for in the calculation of the two-year cumulative earnings per diluted share for purposes of determining the achievement level of the 2020 performance shares. Cumulative earnings per diluted share from January 1, 2020 to December 31, 2021, adjusted for the accrued interest and net unrealized gains on investments, amounted to $5.91 which exceeded the maximum performance goal of $5.28, which resulted in a payout of 200% of target before considering the impact of the TSR modifier. Absolute TSR for the three-year period ended December 31, 2022 was below 25%, capping the award payout. The performance shares vested on February 13, 2023 for the Named Executive Officers and were paid out at a 150.0% achievement level.

Perquisites and Benefits. Our executive compensation program includes limited executive perquisites that we believe are reasonable and consistent with our overall compensation objectives. Our Compensation Committee periodically reviews the perquisites provided to executive officers. Tax gross-ups related to perquisites were eliminated in 2022. The perquisites offered under our 2022 executive compensation program were as follows:
•Country Club Membership. In 2022, we paid country club membership fees and other business-related and reasonably incurred expenses for certain Named Executive Officers, and we received full reimbursement from those individuals for any personal expenses incurred. We provide these memberships for our benefit, notwithstanding the incidental personal benefit.
•Company Vehicle. We provide Company vehicles to certain Named Executive Officers for business and personal use. We are responsible for paying the operating expenses of these vehicles, except for fuel.
•Medical Care Membership Program. We provide each Named Executive Officer with membership in a medical care program, which provides for an annual physical examination and unlimited direct access to a primary care physician. We believe the program allows our Named Executive Officers to devote more time to our business and promotes the health and wellness of these key employees.
•Personal Use of Corporate Aircraft. Mr. Leathers is eligible to use the Company’s aircraft for limited personal use. Personal use for 2022 was limited to $100,000 per year based on the Company’s incremental cost of the personal flights. To the extent any personal travel on our aircraft results in imputed income to the executive, the Company does not provide any gross-up payments to cover the personal income tax obligation.
In 2022, we offered the following benefits to our executives: (i) health, dental and vision plans; (ii) other voluntary insurance plans, including life and disability; (iii) 401(k) retirement savings plan; (iv) employee stock purchase plan; and (v) nonqualified deferred compensation plan (see Nonqualified

Deferred Compensation for 2022). These benefits are available to our Named Executive Officers on the same terms as provided to other eligible employees.

The aggregate incremental cost of perquisites and other benefits provided to the Named Executive Officers is shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in the All Other Compensation for 2022 section of this Proxy Statement. In 2022, the Company discontinued its past practice of providing tax gross-ups for personal use of Company vehicles.

Role of the Compensation Consultant. Frederic W. Cook & Co. is an independent executive compensation consulting firm engaged by the Compensation Committee. The Compensation Committee has assessed the independence of the Consultant and determined that the Consultant’s work did not raise any conflicts of interest.

The Consultant assists the Committee in its evaluation of the compensation for our executives. The Compensation Committee engages the Consultant to (i) review and recommend any changes to the Company’s competitive peer group, (ii) prepare an executive compensation benchmarking review to include a competitive analysis of the compensation of the Company’s executives in comparison to our peer group, and (iii) review the Company’s compensation program and philosophy and recommend changes based on the Company’s business objectives, compensation trends and best practices to incorporate a mix of short-term and long-term incentive components and align pay for performance.

The Consultant reports directly to the Compensation Committee, although it may work in cooperation with management only as required to carry out its obligations to the Compensation Committee. Without the Compensation Committee’s prior approval, the Consultant will not perform any services for us or our management. During 2022, the Company paid fees to the Consultant only for advising the Compensation Committee on the amount or form of executive and director compensation. The Company did not pay the Consultant any fees for additional projects or services.

Competitive Peer Groups and Benchmarking. The companies in the peer group were selected by first reviewing the Company’s peer group from the prior year. U.S.-based public companies in trucking, air freight & logistics and railroads with revenues approximately one-third to three times the Company’s annual revenues with a preference for long-haul trucking or logistics competitors were then reviewed. From this review, it was determined that the only change from the 2021 competitive peer group as shown in the table below was the removal of Echo Global Logistics, which was acquired in November 2021.

2022 COMPETITIVE PEER GROUP
ArcBest	J.B. Hunt	Old Dominion Freight Line
Covenant Logistics Group	Kansas City Southern	Saia
Forward Air	Knight-Swift Transportation	Schneider National
Heartland Express	Landstar System	U.S. Xpress Enterprises
Hub Group	Marten Transport	YRC Worldwide

The Compensation Committee has not historically set compensation elements for each executive to meet specific benchmarks based on peer group data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company and individual performance.

Compensation Determination Process. The Compensation Committee makes all annual compensation decisions for our Named Executive Officers.

When determining total compensation, we apply a consistent approach for all Named Executive Officers. The structure and levels of our executive compensation program are determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation Committee evaluates each element individually and also takes into account the position and current total direct compensation of the individual being considered. The Compensation Committee’s determination of compensation levels for our Named Executive Officers therefore differs depending upon these factors. Our Compensation Committee also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances involving each respective Named Executive Officer.

The Compensation Committee determines each component of a Named Executive Officer’s compensation based on its collective assessment of the officer’s performance, the Company’s overall financial performance and recommendations of our Chairman, President & CEO. Our Compensation Committee may also request executive compensation guidance and advice from an independent outside consultant when deciding compensation for our Named Executive Officers. The Compensation Committee meets annually (near the end of the year) to review the compensation of our Named Executive Officers. The Compensation Committee also meets during the first quarter of each year to determine the level of attainment of prior year performance objectives as they relate to the cash annual incentive program and the grant of performance stock in prior years and to consider base salary levels, the cash annual incentive program and granting new equity or incentive compensation awards for the current year and setting performance objectives related to each. Our Chairman, President and CEO is not present during the Compensation Committee’s deliberation and determination of his own compensation.

Risk Management Related to Compensation. When reviewing and implementing the executive compensation program, the Company and our Compensation Committee formulate and adhere to certain practices that ensure consistent leadership and decision-making among our executive officers. The Compensation Committee assesses whether our program and practices are reasonably likely to have a material adverse effect on the Company and concluded they do not. The Compensation Committee does not believe our executive compensation program and practices are designed to promote or encourage unreasonable risk for the following reasons:
•Base salaries are fixed amounts determined on an annual basis and are established after considering a broad range of factors including competitive pay sources (rather than specific performance measures).
•Annual cash incentive compensation represents a significant portion of our executive officers’ total cash compensation and is awarded under our Annual Incentive Program. The program allows for the Compensation Committee to exercise some discretion through an individual performance metric, in addition to the financial performance metrics. Annual incentive targets are thoroughly vetted by management and the Compensation Committee, and goals are set taking into consideration the probability of achievement. Payouts are capped at 200%, are formulaic based, and are subject to recoupment.
•Long-term incentive compensation is important to further aligning our executive officers’ interests with those of our stockholders, and it balances short- and long-term decision-making by our executives. Long-term incentive compensation is split between time-based restricted stock and performance stock. The time-based restricted stock vests over three years. Performance stock achievement levels are capped at 200%, with a total shareholder return modifier if achievement is over 150%, has a three-year cliff vesting, and is subject to recoupment.
•The vesting of stock awards granted under our Equity Plan may be prohibited if an executive officer is terminated for cause or under other circumstances as provided in the Equity Plan.
•Our executives have significant stock ownership in the Company, subject to stock ownership guidelines and a hedging and pledging policy. With respect to their stock ownership, our executive officers could lose significant value if our stock price was exposed to unreasonable risk.

When structuring overall compensation practices for our non-executive employees, we consider whether our practices incentivize unreasonable risk-taking behavior and could consequently impact our risk management and oversight. We also evaluate the mix of pay and the elements of our compensation programs as they apply to employees generally. Our non-executive employee compensation practices are reviewed in the context of current and significant risks to determine if the practices encourage or induce employees to take unreasonable risks, and we also take into account our other policies and procedures that operate to monitor and deter unreasonable risk (such as disciplinary or record-keeping policies). Management also notifies our Compensation Committee of significant and across-the-board modifications to employee compensation practices. We concluded that our non-executive employee compensation practices do not encourage risks that are reasonably likely to have a material adverse effect on us.

Hedging and Pledging Policy. Named Executive Officers are subject to a policy on hedging and pledging of the Company’s common stock. The policy prohibits purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds), and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s common stock. The policy also provides that Named Executive Officers shall not pledge, hypothecate, or otherwise encumber shares of the Company’s common stock as collateral for indebtedness including, but not limited to, holding shares in a margin account or any other account that could cause the Company’s common stock to be subject to a margin call or otherwise be available as collateral for a margin loan. Each Named Executive Officer certified to compliance with this policy in their annual questionnaire completed at the end of 2022.

Executive Stock Ownership. The Company’s executive officers and Senior Vice Presidents are subject to stock ownership guidelines. Stock ownership includes: (i) common stock owned (directly or indirectly), (ii) time-vested restricted stock, (iii) performance stock already earned and subject to continued time vesting and (iv) benefit plan shares. Ownership guidelines vary based on position and require the executive to own stock with a market value equal to or in excess of a specified multiple of the officer’s base salary. During 2022, the executive ownership guidelines were as follows: Chief Executive Officer–7.0 times, Executive Vice President–3.5 times and Senior Vice President–2.5 times. Any officer not meeting the ownership guidelines will be required to retain 75% of after-tax shares earned from long-term incentives until the ownership guideline is achieved. All of the Company’s executive officers and members of senior management covered by these guidelines had met their ownership requirement, other than Mr. Mahon who joined the Company in June 2020 and Eric Downing who became an executive officer in January 2023.

Recoupment Policy. AIP payouts and performance-based restricted stock awards to the executive officers paid within the twelve months following the year of a material accounting restatement may be recouped if the inaccurate financial information was used to determine the AIP or performance-based restricted stock payouts. Determination to recoup any awards will be at the discretion of the Board of Directors of the Company and may apply to current or former Company executive officers. The Company has not had any accounting restatements since becoming a publicly-traded company in 1986.

Tax Deductibility of Executive Compensation; Accounting Considerations. Generally, executive compensation is accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive. The limitations under Section 162(m) of the Internal Revenue Code apply to the company’s Chief Executive Officer, Chief Financial Officer, the Company’s other named executive officers (collectively, the covered persons), and anyone who was a covered person after December 31, 2016. The Company will be denied a deduction for any compensation exceeding $1,000,000 for such covered persons, regardless of whether the compensation is performance-based compensation. The Compensation Committee carefully considers and monitors the effect of Section 162(m) on the elements of our executive compensation program and will strive to structure executive compensation to preserve its tax deductibility under Section 162(m) without sacrificing our ability to attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. Because of the importance of linking pay and performance, the Compensation Committee expects to continue to impose performance conditions on its annual and long-term incentive compensation elements.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the U.S. Securities and Exchange Commission, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.
In conjunction with the preparation of the Annual Report on Form 10-K for 2022 of Werner Enterprises, Inc. (the “Company”) and this Proxy Statement for the Annual Meeting of Stockholders to be held May 9, 2023, the Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section (required by Item 402(b) of Regulation S-K of the U.S. Securities and Exchange Commission) of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2022.
Diane K. Duren, Chair
Scott C. Arves
Kenneth M. Bird, Ed.D.
Jack A. Holmes
Carmen A. Tapio
Alexi A. Wellman

EMPLOYMENT ARRANGEMENTS

Each of our Named Executive Officers has been an employee of the Company for at least ten years. None of our Named Executive Officers has any type of written employment agreement with us.

ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In February 2021, the Board adopted a Change in Control Severance Plan (the “CIC Plan”) that covers the Named Executive Officers. The CIC Plan only covers qualifying terminations in connection with a change in control (i.e., double trigger). The protection period for the CIC Plan is for 24 months beginning on the date of the change in control. In the event a Named Executive Officer is terminated without “cause” or voluntarily resigns for “good reason” within the protection period noted above, the CIC Plan provides for cash severance payments ranging from 1.5 to 2.0 times annual base salary plus target AIP bonus and provides for limited continuation of some benefits. The definitions of “change in control”, “good reason” and “cause” are similar to the definitions of these terms in the Equity Plan. The Werner Enterprises, Inc. Change in Control Severance Plan is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023.

Our Equity Plan permits the vesting of outstanding equity awards upon certain termination or resignation actions following a change in control. The Equity Plan provides that if a Named Executive Officer is terminated other than for “cause” or voluntarily resigns for “good reason” within the period beginning upon a change in control and ending on the second anniversary of the change in control, then (i) all outstanding stock options and SARs will become fully exercisable and (ii) all conditions, performance objectives and restrictions (other than those imposed by law) on outstanding restricted stock, RSUs and performance stock will be deemed satisfied as of the executive officer’s employment termination date. “Cause,” “good reason” and “change in control” are defined in the current stockholder-approved version of the Equity Plan. Our Equity Plan also provides that upon death of a participant, (i) all service period restrictions applicable to restricted stock and RSUs will lapse and such shares shall become fully vested and (ii) for any unearned performance shares, the performance objectives will be evaluated for actual performance to date and the resulting shares shall become fully vested.
Except for the circumstances described above, none of our Named Executive Officers who were serving as executive officers at the end of 2022 has a severance agreement or severance benefit arrangement with us.

Summary Table - Potential Payments Upon Termination or Change in Control. The following table summarizes potential payments upon termination or change in control for the Named Executive Officers who were still serving as executive officers as of December 31, 2022. Except as specifically indicated in the footnotes to the table below, we used the following assumptions in calculating the amounts included in the table and discussed below:
•As required by SEC rules, we assume the triggering event causing the payment occurred on December 30, 2022, the last business day of our last completed fiscal year, and the price per share of our common stock was $40.26, the Nasdaq closing market price on that date.
•We treat all amounts of base salary and annual cash incentive that were earned and accrued, including any 401k matching contributions, as of the date of the triggering event as paid immediately prior to the triggering event.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Event of Termination	Severance ($) (1)	Stock-Based Awards ($) (2)	Perquisites and Other Benefits ($) (3)	Total ($)
Derek J. Leathers	Change in control	3,762,500	9,755,159	25,201	13,542,860
	Death	—	8,235,505	—	8,235,505
H. Marty Nordlund	Change in control	1,045,500	1,310,866	19,699	2,376,065
	Death	—	1,144,672	—	1,144,672
John J. Steele	Change in control	816,000	1,158,643	20,059	1,994,702
	Death	—	992,449	—	992,449
Jim S. Schelble	Change in control	1,020,000	1,158,643	13,883	2,192,526
	Death	—	992,449	—	992,449
James L. Johnson	Change in control	1,147,500	1,158,643	28,734	2,334,877
	Death	—	992,449	—	992,449

(1)	Represents lump sum cash severance payments, in accordance with the Change in Control Severance Plan, equal to each Named Executive Officer’s Tier Level Multiplier, ranging from 1.5 to 2.0, times the sum of each Named Executive Officer’s (i) 2022 base salary and (ii) 2022 target cash incentive. The amounts are to be paid within 60 days following the date of the triggering event.
(2)	In certain events, the Equity Plan provides for accelerated vesting of all unvested restricted and performance stock awards. Unless otherwise noted, the amounts represent the estimated fair value of all unvested equity awards as of December 30, 2022 using the $40.26 closing market price as of that date. Additional information regarding the estimated fair value of performance stock is as follows: (i) the 2022 performance stock was deemed to have been earned at the target level (in the event of termination or resignation following a change in control) or unearned (in the event of death); (ii) the 2021 performance stock was deemed to have been earned at 200% because the Company has achieved that level of performance for the two-year performance period, before considering the impact of the total shareholder return modifier at December 30, 2022; and (iii) the 2020 performance stock was deemed to have been earned at 150% because the Company has achieved a level of performance of 200% for the two-year performance period, but the absolute total shareholder return for the three-year period ended December 31, 2022 was below 25% capping the award payout at 150% of target.
(3)	Under the Change in Control Severance Plan, this represents the estimated employer portion of premium costs for the continuation of medical, and dental coverage under COBRA for a period (in months) equal to each Named Executive Officer’s Tier Level Multiplier, ranging from 1.5 to 2.0, times 12 (“Coverage Period”). Premium cost reimbursements by the Company will continue through the Coverage Period unless the Named Executive Officer ceases to be eligible under COBRA or he becomes eligible for coverage under the health benefit plan of a subsequent employer.

SUMMARY COMPENSATION TABLE

The following table presents information about compensation earned during 2022, 2021 and 2020 by our Named Executive Officers. You should read the Summary Compensation Table in conjunction with the Compensation Discussion and Analysis section and the tables and narrative descriptions that follow. Columns required by SEC regulations are omitted where such column is inapplicable for all of the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Derek J. Leathers – President & Chief Executive Officer	2022	838,462	—	3,200,000	1,288,000	133,736	5,460,198
	2021	844,231	—	2,800,000	1,574,200	95,920	5,314,351
	2020	773,077	—	2,800,000	1,193,600	43,352	4,810,029
H. Marty Nordlund – SEVP & Chief Operating Officer	2022	394,231	—	350,000	365,351	38,109	1,147,691
	2021	405,962	—	350,000	463,505	44,236	1,263,703
	2020	376,442	—	450,000	364,350	44,487	1,235,279
John J. Steele – EVP, Treasurer & Chief Financial Officer	2022	326,923	—	350,000	256,632	10,547	944,102
	2021	337,116	—	300,000	331,908	10,089	979,113
	2020	311,596	—	400,000	270,270	10,135	992,001
Jim S. Schelble – EVP & Chief Administrative Officer	2022	384,616	—	350,000	341,600	30,374	1,106,590
	2021	394,231	—	300,000	408,480	33,104	1,135,815
	2020	345,192	—	400,000	317,310	37,703	1,100,205
James L. Johnson – EVP, Chief Accounting Officer & Corporate Secretary	2022	429,231	—	350,000	390,285	11,328	1,180,844
	2021	413,077	—	300,000	428,904	12,261	1,154,242
	2020	355,231	—	400,000	317,736	10,946	1,083,913

(1)	Base salary for 2022 reflects 25 biweekly payments instead of 26. Base salary for 2020 reflects 27 biweekly payments instead of 26, as well as voluntary base salary reductions by the Named Executive Officers in light of the unknown impact from the COVID-19 pandemic. In April 2020, Mr. Leathers reduced his base salary for second quarter 2020 only by 25%. Messrs. Nordlund, Steele, Schelble, and Johnson reduced their respective base salaries for second quarter 2020 only by 15% each.
(2)
The stock awards reported in this column and the associated valuation assumptions are also disclosed in the Grants of Plan-Based Awards for 2022 table. The stock awarded in 2022 includes both restricted stock and performance stock. Reported amounts for restricted stock represent the grant date fair value and for performance stock represent the grant date fair value based on the probable outcome of the performance conditions (target level). The target value of the 2022 performance awards was as follows: Mr. Leathers $1,600,000 and Messrs. Nordlund, Steele, Schelble and Johnson $175,000. If the highest level of performance is achieved, the value of the 2022 awards would be as follows: Mr. Leathers $3,200,000 and Messrs. Nordlund, Steele, Schelble and Johnson $350,000.

(3)
Cash awards reported in this column represent the actual amounts earned under the Company’s performance-based AIP for fiscal years 2022, 2021 and 2020 based upon achievement of pre-defined performance metrics, and were paid in February following the end of each fiscal year. Such awards are also disclosed in the Grants of Plan-Based Awards for 2022 table.

(4)	Refer to the All Other Compensation for 2022 table for a more detailed explanation of the compensation reported in this column.

ALL OTHER COMPENSATION FOR 2022

The table below shows the components of “all other compensation” provided in 2022 to the Named Executive Officers, as reported in the preceding Summary Compensation Table.

ALL OTHER COMPENSATION FOR 2022
Name	Perquisites & Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Company Contributions to Employee Stock Purchase Plan ($)	Total ($)
Derek J. Leathers (1)	125,608	5,000	3,128	133,736
H. Marty Nordlund (2)	29,981	5,000	3,128	38,109
John J. Steele (3)	3,200	5,000	2,347	10,547
Jim S. Schelble (2)	22,246	5,000	3,128	30,374
James L. Johnson (3)	3,200	5,000	3,128	11,328

(1)
Perquisites and other personal benefits for Mr. Leathers include use of one Company vehicle, $97,490 personal use of Company aircraft, Company-paid country club membership, and personal medical care membership program.

(2)	Perquisites and other personal benefits for Messrs. Nordlund and Schelble include use of one Company vehicle, Company-paid country club membership, and personal medical care membership program.
(3)	Perquisites and other personal benefits for Messrs. Steele and Johnson include personal medical care membership program.

Our contributions on behalf of the Named Executive Officers to the 401(k) plan and employee stock purchase plan are made on the same terms as provided to all of our eligible employees in the United States. In addition to the above-mentioned compensation, the Named Executive Officers may also participate in voluntary health and welfare benefit programs that are available for all eligible U.S. employees.

GRANTS OF PLAN-BASED AWARDS FOR 2022

Equity and non-equity incentive plan awards granted to Named Executive Officers during 2022 included the following:
•Non-equity incentive plan: cash annual incentive compensation awarded under the performance-based AIP, with performance metrics for operating income, revenues less FSC, and individual performance for fiscal 2022. The actual AIP payouts earned for 2022 are disclosed in the Summary Compensation Table and were paid in February 2023.
•Equity incentive plan: awards of performance stock under our Equity Plan, with an earnings per diluted share performance metric for the two-year period from January 1, 2022 to December 31, 2023. No shares are earned for performance below the threshold level.
•Stock awards: restricted stock awards subject to time-based vesting.

The following table sets forth information regarding equity and non-equity incentive plan awards granted to Named Executive Officers during 2022. Columns required by the SEC regulations are omitted where such column is not applicable for all of the Named Executive Officers. The awards reported in the following table are also disclosed in the Summary Compensation Table and Outstanding Equity Awards at December 31, 2022 tables and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS FOR 2022
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($) (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Derek J. Leathers		503,125	1,006,250	2,012,500
	2/7/22				18,873	37,746	75,492		1,600,000
	2/7/22							37,327	1,600,000
H. Marty Nordlund		143,500	287,000	574,000
	2/7/22				2,064	4,128	8,256		175,000
	2/7/22							4,083	175,000
John J. Steele		102,000	204,000	408,000
	2/7/22				2,064	4,128	8,256		175,000
	2/7/22							4,083	175,000
Jim S. Schelble		140,000	280,000	560,000
	2/7/22				2,064	4,128	8,256		175,000
	2/7/22							4,083	175,000
James L. Johnson		157,500	315,000	630,000
	2/7/22				2,064	4,128	8,256		175,000
	2/7/22							4,083	175,000

(1)
The grant date fair value per share of the performance stock ($42.39) and the restricted stock ($42.86) is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. The present value of estimated future dividends was calculated based on a $0.12 quarterly dividend amount per share and a risk-free interest rate of 0.8%. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 11 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2022.

OUTSTANDING EQUITY AWARDS AT 2022 YEAR-END

The table that follows presents information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2022. There were no outstanding stock options held by the Named Executive Officers. Restricted stock and performance stock awards are contingent upon the recipient’s continued employment with the Company through each vesting date. Awards reported in these tables with grant dates before 2020 are not disclosed in the Summary Compensation Table and therefore constitute additional compensation not otherwise reported in this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Derek J. Leathers	2/11/19	8,510	(2)	342,613
	2/13/20	12,159	(3)	489,521
	2/13/20	55,782	(4)	2,245,783
	2/11/21	22,376	(5)	900,858
	2/11/21				68,404	(6)	2,753,945
	2/7/22	37,327	(7)	1,502,785
	2/7/22				18,873	(8)	759,827
H. Marty Nordlund	2/11/19	2,081	(2)	83,781
	2/13/20	1,954	(3)	78,668
	2/13/20	8,966	(4)	360,971
	2/11/21	2,798	(5)	112,647
	2/11/21				8,550	(6)	344,223
	2/7/22	4,083	(7)	164,382
	2/7/22				2,064	(8)	83,097
John J. Steele	2/11/19	1,135	(2)	45,695
	2/13/20	1,737	(3)	69,932
	2/13/20	7,970	(4)	320,872
	2/11/21	2,398	(5)	96,543
	2/11/21				7,328	(6)	295,025
	2/7/22	4,083	(7)	164,382
	2/7/22				2,064	(8)	83,097
Jim S. Schelble	2/11/19	1,135	(2)	45,695
	2/13/20	1,737	(3)	69,932
	2/13/20	7,970	(4)	320,872
	2/11/21	2,398	(5)	96,543
	2/11/21				7,328	(6)	295,025
	2/7/22	4,083	(7)	164,382
	2/7/22				2,064	(8)	83,097
James L. Johnson	2/11/19	1,135	(2)	45,695
	2/13/20	1,737	(3)	69,932
	2/13/20	7,970	(4)	320,872
	2/11/21	2,398	(5)	96,543
	2/11/21				7,328	(6)	295,025
	2/7/22	4,083	(7)	164,382
	2/7/22				2,064	(8)	83,097

(1)
Market value is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our common stock ($40.26 per share) on December 30, 2022 (the last trading day of our fiscal year).

(2)	The remaining shares of restricted stock vested on February 11, 2023.
(3)	The remaining shares of restricted stock vested on February 13, 2023.
(4)
The number of shares and market value for Performance Stock granted February 13, 2020 is reported at 150% of the target level of performance (pursuant to SEC rules) because the Company achieved a level of performance of 200% for the two-year performance period from January 1, 2020 to December 31, 2021, but the absolute total shareholder return for the three-year period ended December 31, 2022 was below 25% capping the award payout at 150% of target. The Compensation Committee certified achievement at 150% on January 26, 2023. The shares ultimately earned vested in one installment on February 13, 2023.

(5)	One-half of the restricted stock vested on February 11, 2023, and the remaining shares vest on February 11, 2024.
(6)
The number of shares and market value for Performance Stock granted February 11, 2021 is reported at 200% of the target level of performance (pursuant to SEC rules) because the Company achieved that level of performance for the two-year performance period from January 1, 2021 to December 31, 2022 before considering the impact of the total shareholder return modifier. The final performance and payout, including the impact of the total shareholder return modifier, will be determined and certified by the Compensation Committee after December 31, 2023. Any shares ultimately earned will vest in one installment on February 11, 2024.

(7)	Thirty-four percent of the restricted stock vested on February 7, 2023, and the remaining shares vest in two equal installments on February 7, 2024 and 2025.
(8)
The number of shares and market value for Performance Stock granted February 7, 2022 is reported at the threshold level of performance (pursuant to SEC rules) because the Company has not yet achieved the threshold level of performance for the two-year performance period from January 1, 2022 to December 31, 2023. Any shares ultimately earned will vest in one installment on February 7, 2025.

STOCK VESTED FOR 2022

The following table provides information regarding shares of restricted and performance stock that vested during 2022. The number of shares and value realized on vesting of stock awards includes shares that were withheld at the time of vesting to satisfy tax withholding requirements. Columns related to stock option exercises required by SEC regulations are omitted because our Named Executive Officers did not exercise stock options in 2022. Our Named Executive Officers have no outstanding stock options as of December 31, 2022.

STOCK VESTED FOR 2022
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Derek J. Leathers	69,715	3,039,899
H. Marty Nordlund	14,646	638,693
John J. Steele	9,108	397,156
Jim S. Schelble	9,108	397,156
James L. Johnson	9,108	397,156

NONQUALIFIED DEFERRED COMPENSATION FOR 2022

We have a nonqualified deferred compensation plan for eligible key employees whose 401(k) plan contributions are limited by IRS regulations affecting highly compensated employees. This plan is subject to the requirements of Section 409A of the Internal Revenue Code and is administered in good faith compliance with Section 409A.

Deferrals. Under the nonqualified deferred compensation plan, eligible employees are permitted to defer a portion of their base salary and cash annual incentive compensation on a pre-tax basis within maximum dollar limitations we establish each year that correspond to participants’ job titles (such as Executive Vice President or Senior Vice President). The maximum deferral limit for each of the Named Executive Officers was $100,000 for the 2022 plan year and is $100,000 for the 2023 plan year.

Company Contributions. The nonqualified deferred compensation plan also permits us to make matching contributions to participant accounts. We did not make any such matches in 2022 and have not done so since adopting the plan.

Earnings. Each participant in the nonqualified deferred compensation plan selects one or more investment funds available under the plan in which their contributed amounts are deemed to be invested. Deferred compensation accounts will then accrue earnings or losses based on the return of the selected investment funds. We do not pay preferential earnings or guarantee above-market earnings on any investments made under the plan.

Distributions and “In Service” Withdrawals. A participant elects under his salary deferral agreement whether the resulting deferred compensation will be distributed to him in annual installments or a lump sum payment upon separation. Distributions are made after the participant’s retirement or termination from the Company and will generally not begin until 12 months after the separation date. Under certain circumstances, participants may also elect to receive scheduled (education account) or hardship “in service” withdrawals while still employed with us.

NONQUALIFIED DEFERRED COMPENSATION FOR 2022
Name	Executive Contributions in 2022 ($) (1)	Company Contributions in 2022 ($) (2)	Aggregate Earnings (Losses) in 2022 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2022 ($) (4)
Derek J. Leathers	71,500	—	(217,732)	—	911,570
H. Marty Nordlund	75,040	—	(292,038)	—	1,101,267
John J. Steele	99,996	—	(266,699)	—	1,595,764
Jim S. Schelble	99,996	—	(188,950)	—	1,189,725
James L. Johnson	100,000	—	(170,319)	—	843,985

(1)
The amounts disclosed in this column are reported as compensation and included within the amounts in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	The Company does not make matching contributions.
(3)
We do not provide above-market or preferential earnings on nonqualified deferred compensation plan balances; therefore, we did not report any portion of these amounts in the Summary Compensation Table pursuant to SEC rules.

(4)
Of these balances, the following executive contributions were reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table in our proxy statements for 2020 and 2021: Mr. Leathers, $125,500; Mr. Nordlund, $112,995; Mr. Steele, $128,984; and Mr. Schelble and Mr. Johnson, $129,000.

CEO PAY RATIO

As required in Item 402(u) of Regulation S-K pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our CEO to that of the median-paid employee. Consistent with the requirements of Item 402(u), the median-paid employee may be identified once every three years if there is no significant impact to the pay ratio disclosure, and another employee whose compensation is substantially similar to the original median employee may be used when it is no longer appropriate to use the median employee identified in year one because of a change in the original median employee’s circumstances. As there were no significant changes in our employee population in 2022 that would significantly affect the pay ratio disclosure, but because the median employee identified for 2020 was no longer employed as of December 31, 2022, another employee whose compensation was substantially similar to the original median employee was selected as the median employee for 2022.

For 2022, our last completed fiscal year, the annual total compensation of the median employee of our company (other than our CEO) was $75,815; and the annual total compensation of our CEO was $5,460,198. The ratio of the annual total compensation of our CEO to the median employee’s annual total compensation was 72 to 1 for 2022. We believe the ratio provided here is a reasonable estimate calculated in a manner consistent with SEC requirements.

Pursuant to SEC rules, we identified a new median employee for 2020. To identify the median employee, we conducted a full analysis of our U.S. employee population as of our December 31, 2020 determination date. We relied on the definition of employee provided by the applicable rule, and we excluded employees residing in Mexico, China and Canada from our calculation under the de minimis exemption. As of our December 31, 2020 determination date, the total number of U.S. and non-U.S. employees was 12,264, which was used in calculating our de minimis exemption. The number of non-U.S. employees, by jurisdiction, excluded under the de minimis exemption were: (i) Mexico 102, (ii) China 27, and (iii) Canada 21. To determine our median employee, we used total Medicare wages and tips as reported on the employees’ IRS Form W-2 for 2020. These amounts were then annualized to account for permanent employees that were employed for less than the full fiscal year. The median employee identified for 2020 was no longer employed as of December 31, 2022, so another employee whose compensation was substantially similar to the original median employee was selected as the median employee for 2022. After identifying the median employee, we then calculated the annual total compensation of such employee for 2022 on the same basis as used for the CEO in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

In accordance with recently adopted SEC disclosure rules, the following disclosure provides information regarding the “compensation actually paid” to our CEO and non-CEO NEOs versus Company performance. Additional information on how the Compensation Committee makes compensation decisions and aligns executive compensation with Company performance is included in the Compensation Discussion and Analysis section, beginning on page 21 of this Proxy Statement.

The following table presents information about our Named Executive Officers’ pay and Company performance for each of the Company’s three most recently completed fiscal years.

PAY VERSUS PERFORMANCE TABLE
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO($) (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income ($) (in 000’s)	Operating Income ($) (in 000’s)
2022	5,460,198	2,465,428	1,094,807	701,308	115	176	245,580	323,076
2021	5,314,351	8,798,833	1,133,218	1,587,300	134	215	261,478	309,146
2020	4,810,029	6,822,876	1,102,850	1,423,523	109	132	169,078	227,438

(1)	Represents compensation of Mr. Leathers for all periods presented.
(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid.” The Reconciliation of Compensation Actually Paid Adjustments table below details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the non-CEO NEOs).

(3)	Compensation of Messrs. Steele, Nordlund, Schelble, and Johnson are included in the average compensation calculations for all periods presented.
(4)	Our Peer Group includes companies similar to us in the transportation industry and has the following companies: ArcBest; Covenant Logistics Group; Forward Air; Heartland Express; Hub Group; JB Hunt; Knight-Swift Transportation; Landstar System; Marten Transport; Old Dominion Freight Line; Saia; Schneider National; US Xpress; and Yellow Corporation.

The following table reconciles total compensation reported in the Summary Compensation Table to “compensation actually paid” for the CEO and non-CEO NEOs (averaged) over the last three years.

RECONCILIATION OF COMPENSATION ACTUALLY PAID ADJUSTMENTS
Year	Summary Compensation Table “Total” Column ($)	Subtract Summary Compensation Table “Stock Awards” Column ($)	Add Year End Fair Value of Unvested Equity Awards Granted in Year ($)	Add/ (Subtract) Year Over Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Add/ (Subtract) Year Over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year ($)	Compensation Actually Paid ($)
CEO
2022	5,460,198	(3,200,000)	2,507,777	(2,102,923)	(199,624)	2,465,428
2021	5,314,351	(2,800,000)	4,741,960	1,288,523	253,999	8,798,833
2020	4,810,029	(2,800,000)	4,252,764	302,174	257,909	6,822,876
Non-CEO NEOs (Average)
2022	1,094,807	(350,000)	274,289	(287,911)	(29,877)	701,308
2021	1,133,218	(312,500)	529,187	195,957	41,438	1,587,300
2020	1,102,850	(412,500)	626,539	49,962	56,672	1,423,523

The following graphs illustrate the relationships between each of the financial performance measures included in the Pay Versus Performance Table above and the compensation actually paid to the CEO and, on average, to non-CEO NEOs over the Company’s three most recently completed fiscal years.

Compensation Actually Paid vs Company
and Peer Group Shareholder Return
Compensation Actually Paid
$9,000,000
$7,500,000
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Total Shareholder Return
$250
$200
$150
$100
$50
$—
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Total Shareholder Return
Peer Group Shareholder Return

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$9,000,000
$7,500,000
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Net Income (in 000's)
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income

Compensation Actually Paid vs Operating Income
Compensation Actually Paid
$9,000,000
$7,500,000
$6,000,000
$4,500,000
$3,000,000
$1,500,000
$—
Operating Income (in 000's)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Operating income

The following is a list of key financial performance measures used to link compensation actually paid to our Named Executive Officers for 2022 to company performance:
•Revenues, less fuel surcharge revenues
•Operating income
•Diluted earnings per share

PROPOSAL 2 — ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to seek non-binding, advisory stockholder approval, commonly referred to as a “say-on-pay” resolution, of our Named Executive Officers’ compensation for 2022 as disclosed in the Executive Compensation section of this Proxy Statement. This advisory vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this Proxy Statement. Accordingly, we are asking stockholders to vote on the following advisory resolution at the 2023 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

Through our executive compensation program, we strive to attract, motivate and retain a talented, entrepreneurial executive team that provides leadership and contributes to the achievement of our overall business and financial goals and long-term success, while remaining true to our mission, values and guiding corporate principles. We seek to accomplish these objectives in a manner that rewards performance and aligns with our stockholders’ long-term interests.

You should read the Compensation Discussion and Analysis section beginning on page 21 of this Proxy Statement, which describes our executive compensation program, how our executive compensation process functions and how the program and its procedures are designed to accomplish our compensation objectives. We also urge you to review the executive compensation tables and narratives appearing on pages 32 through 37, which provide more detailed information on our Named Executive Officers’ compensation.

Our Board and Compensation Committee believe our executive compensation program, articulated in the Compensation Discussion and Analysis, achieves our compensation objectives, rewards performance and links our Named Executive Officers’ interests with the long-term interests of our stockholders. The Company believes our executive compensation program has been instrumental to our business and in helping us accomplish our objectives.

At the Company’s annual meeting held on May 10, 2022, more than 95% of the stockholder votes were cast in favor of our say-on-pay resolution to approve, on an advisory basis, the compensation of our Named Executive Officers. The Company and its Compensation Committee believe this affirms our stockholders’ support of the Company’s approach to executive compensation and executive compensation program objectives. We currently hold our say-on-pay vote every year; however, stockholders also have an opportunity to cast an advisory vote on the frequency of future say-on-pay votes (see Proposal 3) at the 2023 Annual Meeting. The frequency vote is an opportunity for stockholders to cast an advisory vote on the frequency of future say on pay votes, such as this Proposal 2. As discussed below, our Board of Directors has recommended that we continue to hold advisory votes on executive compensation every year.

This advisory resolution is non-binding on the Company, Board of Directors and Compensation Committee. The Board and Compensation Committee, when appropriate, will review and consider the voting results as one factor when making future decisions and determinations regarding executive compensation and our executive compensation program.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 2

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the advisory resolution on executive compensation. The Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the approval of the advisory resolution on executive compensation.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires the Company to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether stockholder say-on-pay advisory votes on executive compensation (Proposal 2, as described above) should be held every one, two or three years. Accordingly, we are asking stockholders to vote on the following advisory resolution at the 2023 Annual Meeting:

RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution, and the option receiving the highest number of votes cast by the stockholders shall be the preferred frequency.

Under this Proposal 3, stockholders may vote to have the say-on-pay advisory resolution vote occur (i) every year, (ii) every two years or (iii) every three years. Alternatively, stockholders may abstain from casting a vote.

An advisory vote on executive compensation policies provides us with direct feedback from our stockholders on our executive compensation program. After considering the benefits and consequences of each option for the frequency of future say-on-pay advisory resolutions, our Board of Directors recommends that stockholders vote to conduct future advisory votes on executive compensation every year. The Board believes that conducting an advisory vote on an annual basis will allow our stockholders to provide us with direct and timely input on our compensation principles, policies and practices, giving the Board and Compensation Committee the opportunity to promptly consider feedback from our stockholders and to assess whether our executive compensation program objectives are being achieved and driving stockholder value.

The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Company, Board of Directors and Compensation Committee. The Board and Compensation Committee, when appropriate, will review and consider the voting results when deciding how frequently to conduct say-on-pay advisory resolution votes but will not be bound by either its own recommendation or by the voting outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 3

The Board of Directors unanimously recommends that stockholders vote to conduct future advisory votes on executive compensation EVERY YEAR. The Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for future advisory votes on executive compensation to occur every year.

PROPOSAL 4 — APPROVAL OF THE COMPANY’S 2023 LONG-TERM INCENTIVE PLAN

Executive Summary of Proposal and Selected Plan Information

Introduction

On March 14, 2023, upon recommendation of the Compensation Committee, the Board approved the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan (the “Plan”), subject to stockholder approval at the 2023 Annual Meeting. The Plan will supersede the Company’s 2013 Amended and Restated Equity Plan (the “2013 Plan”), which is the only plan under which equity-based compensation may currently be awarded to our officers, other employees, and non-employee directors. Awards currently outstanding under the 2013 Plan will remain outstanding under the 2013 Plan in accordance with their terms.

We believe that the adoption of the Plan is necessary in order to allow us to modernize the Plan in a manner that is consistent with governance and market best practices and to continue to use equity awards, including performance awards. We believe that granting equity-based compensation to eligible officers, employees, non-employee directors and when appropriate, consultants, is an effective means to promote the future growth and development of the Company. Equity awards, among other things, further align the interests of award recipients with Company stockholders and enable the Company to attract and retain qualified personnel.

If the Plan is approved by our stockholders, the Plan will become effective on May 9, 2023 (the “Effective Date”), and, as of such Effective Date, no additional awards will be made under the 2013 Plan. If our stockholders do not approve the Plan, the 2013 Plan will remain in effect in its current form, subject to its expiration date of May 14, 2023, and after that time, we will not have a mechanism for issuing shares of our common stock or any other equity compensation to achieve our incentive, recruiting and retention objectives.

Proposed Share Reserve

A total of 4,000,000 shares of common stock are reserved for awards granted under the Plan, subject to certain equitable and other adjustments as described below and in the Plan. The Plan’s reserve will be reduced by one (1) share for every one (1) share granted under the 2013 Plan after December 31, 2022 and prior to the Effective Date.

If (i) any shares subject to an award are forfeited, an award expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), or (ii) after December 31, 2022 any shares subject to an award under the 2013 Plan are forfeited, an award under the 2013 Plan expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the Plan’s reserve. In the event that withholding tax liabilities arising from a full-value award (an award other than an option or SAR) or, after December 31, 2022, arising from a full-value award under the 2013 Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the Plan’s reserve.

Impact on Dilution and Overhang

Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. If the Plan is approved, the total overhang as of December 31, 2022, would be approximately 7.6%. We define overhang as the sum of awards outstanding under the 2013 Plan plus the proposed share reserve under the Plan (numerator) divided by the total number of shares of common shares outstanding, with all data effective as of December 31, 2022. Our Board is committed to effectively managing our long-term equity incentive programs in light of potential stockholder dilution, and as a result, has proposed a share reserve under the Plan that is less than the remaining shares available for future grant under the 2013 Plan as of December 31, 2022. Our Board believes that the proposed share reserve represents a reasonable and prudent amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Expected Duration of the Share Reserve

We expect that the share reserve under the Plan, if this proposal is approved by our stockholders, will be sufficient for awards to attract, retain, and motivate employees for approximately eight to ten (8 to 10) years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Governance Highlights

The Plan incorporates numerous governance best practices, including:

•No “liberal share recycling” of options or SARs.
•No dividends or divided equivalents on options or SARs.
•Dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.
•Minimum 100% fair market value exercise price for options and SARs.
•No repricing of options or SARs and no cash buyout of underwater options and SARs without stockholder approval, except for equitable adjustments in connection with certain corporate transactions.
•Limit on annual individual non-employee director awards and cash fees of $600,000 total value.
•Minimum vesting requirement of at least one year, except for 5% of the shares initially reserved under the Plan, awards to non-employee directors which vest on the earlier of one year or the next meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, or accelerated vesting of awards, including upon retirement, death, disability or change in control.
•Non-transferability of awards, except in limited situations generally related to death or estate planning purposes.
•No “liberal” change in control definition or automatic “single -trigger” change in control vesting.
•No “evergreen” share increases or automatic “reload” awards

Plan Term:

The Plan will terminate on May 9, 2033, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

SUMMARY OF KEY STOCK PLAN DATA

Share Usage

The following table sets forth information regarding equity awards granted during each of the last three years divided by the weighted average number of shares of common stock outstanding. The number of performance-based equity awards granted, as shown in the table below, reflects the shares that could be eligible to vest at 100% of target and includes adjustments in the applicable year for over or under achievement for performance-based awards granted in prior years (rounded to the nearest thousand shares):

	2022	2021	2020	3-Year Average
Stock options/SARs granted under 2013 Plan	0	0	0	0
Full-value awards granted under 2013 Plan	441,000	227,000	314,000	327,333
Total granted	441,000	227,000	314,000	327,333
Weighted average number of common shares outstanding	64,125,000	67,434,000	69,018,000	66,859,000
Burn rate	0.69%	0.34%	0.45%	0.49%

Overhang as of December 31, 2022

The following table sets forth certain information as of December 31, 2022, unless otherwise noted, with respect to the Company’s equity compensation plans (rounded to the nearest thousand shares).

Stock options/SARs outstanding	0
Weighted-average exercise price of outstanding stock options/SARs	n/a
Weighted-average remaining term of outstanding stock options/SARs	n/a
Full-value awards outstanding (including PSUs at target)	781,000
Proposed share reserve under the new 2023 Plan *	4,000,000
Basic common shares outstanding as of the record date (March 20, 2023)	63,376,934

*The proposed share reserve is subject to reduction for any awards granted under the 2013 Plan after December 31, 2022, and is subject to certain equitable and other adjustments as described below and in the Plan. As of December 31, 2022 there were 6,273,659 shares available for future grant under the 2013 Plan. Upon stockholder approval of the new Plan, no further awards will be made under the 2013 Plan.

As of December 30, 2022, the per-share closing price of our common stock as reported on the Nasdaq was $40.26.

Description of the Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The Plan is administered by the Compensation Committee (of which all of the members are intended to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the rules of the Nasdaq), or in the absence of the Compensation Committee, the full Board. Subject to the express provisions of the Plan, the Compensation Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award.

Subject to applicable law or the rules and regulations of the primary securities exchange on which the Company’s shares of common stock are listed, the Compensation Committee may delegate some or all of its power and authority under the Plan to a committee of one or more directors of the Board and authorize one or more executive officers of the Company to do one or more of the following with respect to employees who are not directors or executive officers of the Company: (i) designate employee recipients of awards, (ii) determine the number of shares or dollar value covered by such awards, and (iii) cancel or suspend awards to such employees. Any resolution of the Compensation Committee authorizing executive officers to perform such actions must specify the total number of shares or dollar value that such executive officer may award.

Eligibility

Participants in the Plan will consist of such officers, other employees, non-employee directors, and consultants of the Company and its subsidiaries (and such persons who are expected to become officers, other employees, or non-employee directors) as selected by the Compensation Committee. As of December 31, 2022, there were approximately 325 individuals, including key employees, executive officers, and non-employee directors, who were eligible to participate in the Plan. The 2013 Plan did not permit the Company to grant awards to consultants, and while such awards would now be permitted under the Plan, the Company does not currently contemplate doing so.

Available Shares

Subject to the adjustment provisions included in the Plan, a total of 4,000,000 shares of common stock are reserved for awards granted under the Plan. The Plan’s reserve will be reduced by one (1) share for every one (1) share granted under the 2013 Plan after December 31, 2022 and prior to the Effective Date.

If (i) any shares subject to an award are forfeited, an award expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), or (ii) after December 31, 2022 any shares subject to an award under the 2013 Plan are forfeited, an award under the 2013 Plan expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the Plan’s reserve. In the event that withholding tax liabilities arising from a full-value award or, after December 31, 2022, arising from a full-value award under the 2013 Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the Plan’s reserve.

Notwithstanding anything to the contrary, the following shares will not again be available for awards under the Plan: (a) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option under the Plan or the 2013 Plan, (b) shares tendered to or withheld by the Company to pay the withholding taxes relating to an outstanding option or stock appreciation right under the Plan or the 2013 Plan, (c) shares subject to a stock appreciation right under the Plan or the 2013 Plan that are not issued in connection with its stock settlement or exercise, or (d) shares repurchased by the Company on the open market with the proceeds of the exercise of an option under the Plan or the 2013 Plan.

No more than 4,000,000 shares of common stock may be issued in the aggregate in respect of incentive stock options under the Plan. Historically, we have not awarded incentive stock options.

Non-Employee Director Limit

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $600,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Dividends; Dividend Equivalents

In no event will dividends or dividend equivalents be paid with respect to options or stock appreciation rights under the Plan. Further, notwithstanding anything to the contrary, with respect to full-value awards, if such award provides for a right to dividends or dividend equivalents, any dividends or dividend rights will be subject to the same vesting requirements as the underlying award and will only be paid at the time or times those vesting requirements are satisfied.

Stock Options and SARs

The Plan provides for the grant of stock options and SARs. The Compensation Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant, except with respect to certain options that expire during blackout periods. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

Each SAR will be exercisable for no more than ten (10) years after its date of grant, except with respect to certain SARs that expire during blackout periods. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Compensation Committee, subject to the provisions of the Plan. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The Plan provides for the grant of Stock Awards. The Compensation Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or unrestricted stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Unrestricted stock awards are not subject to any restriction periods or performance measures.

Unless the agreement related to a restricted stock award specifies otherwise, the holder of such award shall have all rights as a stockholder of the Company including, but not limited to, voting rights, the right to receive dividends (to the extent the restricted award vests) and the right to participate in any capital adjustment applicable to all holders of common stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof; and (ii) whether the holder will be entitled to receive dividend equivalents. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.

All the terms relating to vesting of a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee, subject to the provisions of the Plan.

Cash Awards

The Plan provides for the grant of cash-based awards which may be granted as an element of or a supplement to any other award under the Plan or as a stand-alone award. The terms and conditions relating to such cash-based awards shall be set forth in the applicable award agreement.

Performance Awards

The Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Compensation Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment or service of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee, subject to the provisions of the Plan.

Performance Measures

Under the Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant and may include, without limitation, one or more of the following measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; net income; return on assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; operating income; operating expense ratios; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, or any other objective or subjective measures determined the Compensation Committee. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude one or more components of any performance measure, including, without limitation, restructuring or impairment charges, acquisitions or dispositions, foreign exchange, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Minimum Vesting

A maximum of 5% of the available share reserve under the Plan may be issued without a vesting period of at least one year after the date of grant. All other awards will have a minimum vesting requirement of at least one year, subject to limited exceptions for (i) awards to non-employee directors that vest on the earlier of one year or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting,

(ii) accelerated vesting of awards, such as upon retirement, death, disability or change in control, (iii) substitute awards, or (iv) shares delivered in lieu of fully vested cash awards.

Non-transferability

Except as approved by the Compensation Committee in writing, no award shall be transferable other than by will, the laws of descent and distribution, or to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case without consideration. Each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative. In no event may an award be transferred to a third-party financial institution for value.

Change In Control

Subject to the terms of the applicable award agreement, in the event of a Change in Control (as defined in the Plan), the Compensation Committee (as constituted prior to such Change in Control) may, in its discretion:

•Require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be equitably substituted for some or all of the shares subject to an outstanding award.

•Provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the restriction period applicable to some or all outstanding awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the performance period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the performance criteria applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level; and/or

•Require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or a SAR, the aggregate number of shares then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share as of the date of the Change in Control, over the purchase price or base price per share subject to such option or SAR, (2) in the case of a stock award or a performance-based award denominated in shares, the aggregate number of shares then subject to the portion of such award surrendered to the extent the performance criteria applicable to such award have been satisfied or are deemed satisfied, multiplied by the fair market value of a share as of the date of the Change in Control, and (3) in the case of a performance-based award denominated in cash, the value of the award then subject to the portion of such award surrendered to the extent the performance criteria applicable to such award have been satisfied or are deemed satisfied; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

Termination of Employment or Service of a Participant

Unless otherwise provided by the Committee in an award agreement, employment agreement, or other agreement between a participant and the Company, the effect of a participant’s termination of employment with or service to the Company on outstanding awards is as follows:

Non-Employee Directors. If a non-employee director is removed from the Board for misconduct, all stock options and SARs and all unvested shares of restricted stock and restricted stock units will be immediately forfeited. In all other circumstances, if a non-employee director ceases to be a member of the Board, all stock options and SARs will immediately become vested and exercisable for a period of one year and all restrictions applicable to shares of restricted stock or restricted stock units shall lapse and such shares shall become fully vested and nonforfeitable.

Employees and Consultants. If an employee is involuntarily terminated for cause or a consultant is removed for misconduct, all stock options and SARs and all unvested shares or restricted stock and restricted stock units will be immediately forfeited. If an employee is involuntarily terminated other than for cause or voluntarily resigns or a consultant departs other than for misconduct, (i) all exercisable stock options and SARs may be exercised for a period of 180 days, and (ii) all unvested stock options and SARs and unvested shares of restricted stock and restricted stock units shall be immediately forfeited. If an employee or consultant dies while holding unexercised stock options or SARs, the executors or administrators or legatees or heirs shall have the right to exercise such stock options or SARs for a period of one year (for an employee) or 180 days (for a consultant). If an employee dies while holding unvested shares of restricted stock or restricted stock units, all restrictions applicable to such shares of restricted stock or restricted stock units shall lapse and such shares shall become fully vested and nonforfeitable, and for performance awards the established performance measures will be evaluated for actual performance to date. If a consultant dies while holding unvested shares of restricted stock or restricted stock units, such shares of restricted stock and restricted stock units shall be immediately forfeited.

No Repricing

The Compensation Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, other than in connection with a change in control or (iii) take any other action with respect to a stock option or SAR that would be treated as repricing under the rules of any primary securities exchange on which the Company’s shares of common stock are listed, in each case, other than pursuant to the Plan’s adjustment provisions.

Clawback of Awards

The awards granted under the Plan and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or the rules of any primary securities exchange on which the Company’s shares of common stock are listed.

Effective Date, Termination and Amendment

The Plan will become effective as of the date of stockholder approval and will terminate as of the tenth anniversary of the date of such stockholder approval, unless earlier terminated by the Board. The Compensation Committee may amend the Plan at any time, provided that no amendment shall be effective without the approval of the Board, and subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of any primary securities exchange on which the Company’s shares of common stock are listed, and provided that no amendment may be made that seeks to modify the prohibition on repricing of stock options and SARs without stockholder approval under the Plan, or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan, based on existing provisions, all of which are subject to change. This discussion does not address all aspects of the United States federal Income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United Stated federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax law before taking any actions with respect to any awards.

Stock Options. A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction, subject to section 162(m) of the Internal Revenue code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

SARs. A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Stock Awards. A participant will not recognize taxable income at the time restricted stock is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

A participant who receives shares of common stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Performance Awards. A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m) Implications. In general, there will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction for certain senior executives will be subject to the limitations of Section 162(m) of the Internal Revenue Code. The limitations under Section 162(m) apply to the company’s Chief Executive Officer, Chief Financial Officer, the Company’s other named executive officers (collectively, the covered persons), and anyone who was a covered person after December 31, 2016. The Company will be denied a deduction for any compensation exceeding $1,000,000 for such covered persons, regardless of whether the compensation is performance-based compensation.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

If the Plan is approved by our stockholders, awards under the Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular persons in the future. For information regarding grants made to our named executive officers under the 2013 Plan for 2022, please refer to the current Compensation Discussion & Analysis. Additionally, for information regarding grants made to our directors under the 2013 Plan for 2022, please refer to the discussion in the Director Compensation Section.

In order to be approved, the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan requires the affirmative vote of a majority of total votes cast on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 4

Stockholder approval of this proposal is required. We urge you to read the text of the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan, which is attached to this Proxy Statement as Appendix A and incorporated by reference into this proposal. We believe the Company’s 2023 Long-Term Incentive Plan will result in additional benefit to the Company while continuing our practice of compensating our executives through programs that emphasize performance. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Werner Enterprises, Inc., hereby approve the Werner Enterprises, Inc. 2023 Long-term Incentive Plan.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan. The Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the approval of the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP (“KPMG”) is our independent registered public accounting firm. The table that follows sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2022 and 2021 and audit-related fees for 2022. KPMG did not provide any other services to us during those periods.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES FOR 2022 AND 2021
	2022 ($)	2021 ($)
Audit Fees	744,871	883,236
Audit-Related Fees	70,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	814,871	883,236

Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for 2022 and 2021, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The Audit Committee has reviewed KPMG’s provision of services and believes that these services are compatible with maintaining the independence of KPMG. KPMG did not provide any non-audit services for us in 2022 or 2021.

The Audit Committee has approved KPMG to perform the review of our first quarter 2023 financial statements. Proposed audit fees for KPMG to serve as our independent registered public accounting firm for the remainder of 2023 will be presented to the Audit Committee for review and approval at the next quarterly meeting. Representatives of KPMG will be present at the 2023 Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES PERFORMED
BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has a policy for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accountant for the next year’s audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees for 2022 and 2021 table. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. In the event circumstances arise and it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chair the pre-approval authority to address any requests for pre-approval of services between Audit Committee meetings, and such Chair must report any such pre-approval decisions to the committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

The Audit Committee did not approve any fees during 2022 and 2021 that related to the waiver of pre-approval provisions or the de minimis exception set forth in applicable SEC rules.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the U.S. Securities and Exchange Commission, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee of the Board of Directors is comprised of Mses. Duren, Livingstone and Wellman, Messrs. Arves and Holmes, and Dr. Mansharamani. Ms. Wellman is the Chair of the Audit Committee. All of the Audit Committee members are qualified independent directors under the audit committee structure and membership requirements of the Nasdaq and SEC rules and regulations. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the financial reporting process of Werner Enterprises, Inc. (the “Company”). The Audit Committee conducts its oversight activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company’s website.

The general duties of the Audit Committee include reviewing the Company’s financial information that will be presented to stockholders and filed with the SEC; appointing the independent registered public accounting firm; reviewing services provided by the Company’s independent auditors and internal audit department; and evaluating the Company’s accounting policies and its system of established internal controls. In its oversight of the independent registered public accounting firm, the Audit Committee reviews the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditors are retained to perform non-audit services for the Company.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Rather, the Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the Company’s financial statements, accounting and financial principles, internal control and disclosure control systems and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing independent quarterly reviews and an independent annual audit of the financial statements and internal control over financial reporting and for expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America (“GAAP”) and an opinion on the effectiveness of the Company’s internal control over financial reporting.

In conjunction with the preparation of the Company’s 2022 audited consolidated financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2022 prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee’s assessment included a discussion with the Company’s independent auditors regarding matters that are required to be discussed pursuant to applicable standards of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also received and reviewed the written disclosures and letter submitted to the committee by the Company’s independent auditors, KPMG LLP. Such written disclosures and letter are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee and KPMG LLP also discussed KPMG LLP’s independence as the independent auditors of the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2022, for filing with the SEC.
Alexi A. Wellman, Chair
Scott C. Arves
Diane K. Duren
Jack A. Holmes
Michelle D. Livingstone
Vikram Mansharamani, Ph.D.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 5

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2023. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board of Directors will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2023, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. The Designated Proxy Holder of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.

TRANSACTIONS WITH RELATED PERSONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable Nasdaq listing standards and SEC rules) to oversee administration of our policies with respect to related person transactions and to review and approve all related person transactions submitted to the Governance Committee when such approval is required under the Nasdaq and SEC rules and regulations. No director may participate in any discussion or approval of a related person transaction for which he or she, or his or her relative, is a related party. The Company discloses related person transactions that are required to be disclosed under SEC rules in its applicable SEC filings.

For purposes of Item 404 of SEC Regulation S-K, a “related person transaction” is generally any effected or proposed transaction, arrangement or relationship in which:
(i)The Company was or is to be a participant;
(ii)The amount involved exceeds or is expected to exceed $120,000; and
(iii)Any “related person” has an interest.

Under Item 404, “related person” generally means:
•A director or director nominee of the Company;
•An executive officer of the Company;
•A security holder who is known to be the beneficial owner of more than 5% of our common stock;

•Any “immediate family member” of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. “Immediate family members” include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person’s household; or
•Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

RELATED PERSON TRANSACTIONS

The Company has entered into a Master Services Agreement with North End Teleservices, LLC to provide temporary staffing of internal service desk representatives to the Company for a term of one year, beginning on November 1, 2022. Ms. Tapio is the Founder, President and Chief Executive Officer of North End Teleservices, LLC, a related person. Total costs under this agreement are expected to be approximately $381,000, of which $42,750 was incurred in 2022. The Company believes the terms of the agreement are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm’s length basis. Ms. Tapio did not participate in the approval of the transaction.

STOCKHOLDER PROPOSALS

Only stockholders of record as of March 20, 2023, are entitled to bring business before the 2023 Annual Meeting. All stockholder proposals must be in writing and include the following:
(i)A brief description of the business the stockholder desires to bring before the Annual Meeting;
(ii)The reason for conducting such proposed business at the Annual Meeting;
(iii)The name and address of the stockholder proposing such business;
(iv)The number of shares of our common stock beneficially owned by such stockholder; and
(v)Any material interest of the stockholder in such business.

To be eligible for inclusion in our 2024 Proxy Materials: Stockholder proposals intended to be presented at our 2024 Annual Meeting of Stockholders must be in writing and be received by the Corporate Secretary at our executive offices on or before December 5, 2023. The inclusion of any such stockholder proposal in our 2024 Proxy Materials will be considered untimely if received after December 5, 2023. Stockholders may submit nominations for directors to be elected at the 2024 Annual Meeting of Stockholders, and such nominations must be contained in a written proposal and delivered to the Corporate Secretary at our executive offices by December 5, 2023. For a description of the process of submitting stockholder nominations for director, refer to the Director Nomination Process section under Corporate Governance in this Proxy Statement.

All written stockholder proposals (whether for the recommendation of director candidates or the proposal of other business) are subject to and must comply with the applicable rules and regulations under the Exchange Act, including Rule 14a-8. Rule 14a-8 provides requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. The address for our Corporate Secretary and executive offices is provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

Regarding proposals not to be included in our 2023 Proxy Materials: Stockholders may present proposals for consideration at the 2023 Annual Meeting of Stockholders that are not intended for inclusion in the 2023 Proxy Materials. These proposals must be received in writing by the Corporate Secretary at our executive offices no later than April 19, 2023 for the 2023 Annual Meeting. Pursuant to our By-Laws, stockholders may make other proposals at the Annual Meeting to be discussed and considered; but unless the Corporate Secretary receives the written proposal at least twenty days before the Annual Meeting, such proposal will be considered untimely and will not be acted upon. Instead, the proposal will be laid over for action at the next stockholder meeting.

ANNUAL MEETING AND VOTING INFORMATION

Annual Meeting Information. The 2023 Annual Meeting of Stockholders will be held at 10:00 a.m. local Central Daylight time on Tuesday, May 9, 2023, at the Embassy Suites Omaha-La Vista Hotel & Conference Center, and at any adjournment(s) thereof. The Embassy Suites Omaha-La Vista Hotel & Conference Center is located at 12520 Westport Parkway in La Vista, Nebraska, which is situated near U.S. Interstate 80 and the Giles Road exit (Exit 442) in La Vista’s Southport development. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section. At the meeting, members of our management team will discuss our results of operations and business plans. Members of our Board of Directors are also expected to be present.

Record Date. The record date for the Annual Meeting is March 20, 2023. On the record date, 63,376,934 shares of common stock ($0.01 par value) were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by proxy) per share that is owned of record at the close of business on March 20, 2023. Our stock transfer books will not be closed. On March 20, 2023, the closing market price of our common stock as reported on the Nasdaq Global Select MarketSM was $42.92 per share.

Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. “Broker non-votes” are shares held by a brokerage firm, bank or other nominee (collectively, a “broker”) that are represented by proxy at the Annual Meeting, but the broker has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power for certain matters.

Stockholders Eligible to Vote and Voting Methods. Only stockholders of record as of the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting. How you hold your shares determines the method by which you may vote your shares. Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent (Equiniti Trust Company), you are considered a “registered stockholder” and the stockholder of record with respect to those shares. If you are a registered stockholder, you may vote your shares by mail using the enclosed proxy and postage-paid return envelope and by following the instructions appearing on the proxy. As a registered stockholder, you may also vote your shares in person at the Annual Meeting by notifying and obtaining a ballot from the Corporate Secretary prior to the occurrence of any votes.

Beneficial Owners. If your shares are held in a brokerage account, bank or other nominee, you are considered a “beneficial owner” of shares, and you have the right to instruct your broker how to vote the shares held in your account. Your broker will inform you as to how your shares may be voted by proxy, including whether Internet or telephonic voting options are available. As a beneficial owner of shares, you may not vote in person at the Annual Meeting unless you obtain from your broker a legal proxy that gives you the right to vote the shares.

Regardless of how you hold your shares, your right to vote in person at the Annual Meeting is not affected by signing and returning the proxy by mail (as generally done by registered stockholders) or by submitting your proxy pursuant to your broker’s instructions (as done by beneficial owners, commonly by the Internet or telephone).

Voting Your Proxy and Designated Proxy Holder. When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions you made when granting the proxy. Unless you specify otherwise or if no choice is indicated on your proxy, all shares of our common stock represented by the proxy will be voted:
(i)FOR the election of ALL nominees for director (Proposal 1);
(ii)FOR the approval of the advisory resolution on executive compensation (Proposal 2);

(iii)To conduct future advisory votes on executive compensation EVERY YEAR (as opposed to every two years or three years) (Proposal 3);
(iv)FOR the approval of the Company’s 2023 Long-Term Incentive Plan (Proposal 4);
(v)FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023 (Proposal 5); and
(vi)In accordance with the best judgment of the named proxy on any other matters properly brought before the Annual Meeting or any adjournment thereof. See Other Matters in this Proxy Statement.

For purposes of the 2023 Annual Meeting, Derek J. Leathers will act as the appointed and authorized “Designated Proxy Holder.” Your executed proxy appoints the Designated Proxy Holder as your duly authorized attorney-in-fact and gives the Designated Proxy Holder the power to represent and vote at the Annual Meeting all shares of our outstanding common stock that you are entitled to vote. The Designated Proxy Holder will vote your shares as instructed by you on your proxy. If you do not provide voting instructions on the proposals discussed in this Proxy Statement, or for any other matters properly presented at the Annual Meeting, your proxy also gives the Designated Proxy Holder the discretionary authority to vote your shares represented thereby as noted in this Proxy Statement and in accordance with his best judgment.

Revoking Your Proxy. Any stockholder who delivers an executed proxy has the right to revoke the proxy at any time prior to the call to vote at the Annual Meeting. You may revoke your proxy before the Annual Meeting by (i) delivering a written and executed notice of revocation of the proxy to the Corporate Secretary at our executive offices prior to the Annual Meeting, (ii) executing and delivering a new proxy with a later date before the Annual Meeting or (iii) attending the Annual Meeting, informing the Corporate Secretary of your proxy revocation and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Cumulative Voting in Director Elections. With respect to the election of directors, Company stockholders (or their proxy holder, if one is appointed) have cumulative voting rights under the laws of the State of Nebraska. This means that you (or your proxy holder) may: (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of your shares; or (iii) distribute an amount of votes calculated as described in section (ii) among as many director nominees as you desire. If you wish to vote cumulatively, you must vote in person or give your specific cumulative voting instructions to the selected proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes. You may withhold authority to vote for any nominee(s) by striking through the name(s) of such nominee(s) on the accompanying proxy.

Votes Required for Proposals and Voting Process. If you are a beneficial owner, certain exchange rules govern how brokers can vote your shares. If your broker does not receive voting instructions from you, the broker may generally vote your shares on certain routine matters but cannot vote your shares on the election of directors, corporate governance proposals and other non-routine matters; these broker non-votes will not be treated as votes cast at the Annual Meeting on non-routine matters. With respect to the proposals described in this Proxy Statement to be voted on at the 2023 Annual Meeting, the election of directors (“Proposal 1”), approval of the advisory resolution on executive compensation (“Proposal 2”), advisory vote on the frequency of future advisory resolutions on executive compensation (“Proposal 3”), and the approval of the Company’s 2023 Long-Term Incentive Plan (“Proposal 4”) constitute non-routine matters. The ratification of the appointment of our independent registered public accounting firm (“Proposal 5”) is considered a routine matter.

The following votes are required for the five proposals discussed in this Proxy Statement to be voted on at the Annual Meeting, assuming the presence of a quorum:
Proposal 1. Directors are elected when they receive a plurality of affirmative votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the three nominees receiving the highest number of votes at the

Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Abstentions and broker non-votes will not impact the election of directors.

Proposal 2. The approval of the advisory resolution on executive compensation will be decided by the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the resolution. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of such vote.

Proposal 3. Regarding the advisory approval of the frequency of future advisory votes on executive compensation, the frequency option that receives the most votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon will be considered the option selected by the stockholders. Abstentions will be counted as votes cast, and broker non-votes will not be counted as votes cast. Neither abstentions nor broker non-votes will have an effect on the outcome of such vote.

Proposal 4. The approval of the Company’s 2023 Long-Term Incentive Plan requires the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the resolution. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of such vote.

Proposal 5. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the matter. Broker non-votes will also be counted as votes cast; however, because brokers may vote on this routine matter, no broker non-votes are expected in connection with this Proposal 5.

Voting Results. Our Corporate Secretary has been appointed by the Board to serve as the inspector of election for the Annual Meeting. Proxies and ballots will be received and tabulated by the inspector of election. Preliminary voting results will be announced at the Annual Meeting, and the inspector of election will then calculate final voting results. We will disclose the Annual Meeting voting results on a Current Report on Form 8-K filed with the SEC in accordance with SEC rules.

Stockholder Privacy. As a matter of Company policy, we keep all proxies, ballots and voting tabulations that identify individual stockholders private and confidential. Such documents are available for examination only by the inspector of election and certain Company representatives who assist with processing proxies and tabulating the vote. Stockholder votes are not otherwise disclosed, except as may be necessary to meet legal requirements.

Expenses of Solicitation. We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding Proxy Materials to beneficial owners of our stock in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense in the event the Company retains an outside firm to solicit proxies.

Other Matters. On the date of mailing this Proxy Statement, the Board of Directors knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed proxy authorizes the Designated Proxy Holder to vote the shares represented thereby in his discretion and according to his best judgment.

Assuming the presence of a quorum, all other matters that properly come before the Annual Meeting will each require the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon.

STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding” pursuant to SEC rules and regulations. Under this procedure, we will deliver only one copy of this Proxy Statement and our 2022 Annual Report to multiple stockholders who share the same mailing address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate Proxies. This procedure reduces our printing and mailing costs and fees.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the 2022 Annual Report to any stockholder at a shared address to which a single copy of either of those documents was delivered. To request a separate copy of this Proxy Statement and/or the 2022 Annual Report, stockholders may write or call our Corporate Secretary at our executive offices. You will not be charged for any requested copies. This Proxy Statement and our 2022 Annual Report are also available on our website.

Householding of proxy materials occurs when you provide us or your broker with a written householding consent. Stockholders who would like to revoke their householding consent and receive a separate copy of our subsequent proxy statements and annual reports to stockholders should contact their broker (if the shares are held in a brokerage account) or our Corporate Secretary (if you hold registered shares). Stockholders who share a mailing address and receive multiple copies of proxy materials but would like to participate in householding and receive a single copy of our proxy materials should contact their broker or our Corporate Secretary.

CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES

Our Corporate Secretary is James L. Johnson. The mailing address, telephone numbers and e-mail address for our Corporate Secretary and executive offices are:
Werner Enterprises, Inc.
Attention: Corporate Secretary
Post Office Box 45308
Omaha, Nebraska 68145-0308
Telephone: (402) 895-6640
Toll-Free: (800) 228-2240
E-Mail: invrelations@werner.com

INTERNET WEBSITE AND AVAILABILITY OF MATERIALS

Our Internet website, as referred to in this Proxy Statement, is: http://www.werner.com, under the “Investors” link. This Proxy Statement, the Notice of Annual Meeting of Stockholders and 2022 Annual Report (including our Annual Report on Form 10-K for 2022) are available on our website. Our prior proxy statements, annual reports and SEC filings are also included on the website. You may obtain a copy of these materials, without charge, on our website or by contacting the Corporate Secretary.

By Order of the Board of Directors,
James L. Johnson
Omaha, Nebraska	Executive Vice President, Chief Accounting Officer
April 3, 2023	& Corporate Secretary

APPENDIX A

WERNER ENTERPRISES, INC.
2023 LONG-TERM INCENTIVE PLAN

I.INTRODUCTION

1.1     Purposes. The purposes of the Werner Enterprises, Inc. 2023 Long-Term Incentive Plan (as amended from time to time, the “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of Awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors and consultants and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.
(a)    “Affiliate” shall mean any person that directly or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.
(b)    “Award” shall mean any options to purchase Shares in the form of Incentive Stock Options or Nonqualified Stock Options, SARs in the form of Tandem SARs or Free-Standing SARs, Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock, Performance Awards and Other Cash-Based Awards granted under the Plan.
(c)    “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)    “Blackout Period” shall have the meaning set forth in Section 3.1(b).
(e)    “Board” shall mean the Board of Directors of the Company.
(f)    “Cause” shall mean, unless otherwise defined in a Participant’s Award Agreement, employment agreement or change in control severance agreement with the Company, in which case such definition will apply, any of the following with respect to a Participant: (i) failure to perform his or her essential functions (other than any such failure resulting from Disability or death); (ii) the failure to comply with any valid and legal directive of the Board or the person to whom the Participant reports; (iii) material misappropriation of any of the Company’s funds or property; (iv) the commission of, conviction, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof, or a crime that constitutes a misdemeanor involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate; (v) material violation of state or federal securities laws or of the Company’s written policies or codes of conduct, including but not limited to, written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (vi) commission of an act of willful damage, willful misrepresentation, willful dishonesty, fraud, or other willful conduct that can reasonably be expected to have a material adverse effect on the business, reputation, or financial situation of the Company; provided, however, no act, or failure to act, on the part of Participant shall be considered to have been “willfully” performed or omitted, unless done, or omitted to be done, by him or her in bad faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interest of the Company; (vii) gross negligence or willful misconduct in performance of Participant's duties; provided, however, “cause” shall not exist under clause (vi) above, with respect to an act or failure to act unless the Participant has (A) been provided written notice describing in sufficient detail the acts or failure to act giving rise to the Company's assertion of such gross negligence or misconduct, (B) been provided a reasonable period to remedy any such occurrence, and (C) failed to sufficiently remedy the occurrence; or (viii) material breach of obligations related to confidentiality, protection of trade secrets, duty of loyalty, non-solicitation, or any restrictive covenants. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(g)    “Change in Control” shall have the meaning set forth in Section 7.7(b).
(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the proposed, temporary and final regulations promulgated thereunder. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
(i)    “Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the principal U.S. national securities exchange on which Shares are then traded.
(j)    “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
(k)    “Company” shall mean Werner Enterprises, Inc., a Nebraska corporation, and its successors by operation of law.
(l)    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.
(m)    “Disability” shall mean, unless the applicable Award Agreement says otherwise, with respect to a Participant, the date on which the insurer or administrator under the Company’s program of long-term disability insurance determines that the Participant is eligible to commence benefits under such insurance; provided, however, for purposes of determining the term of an Incentive Stock Option under this Plan, the term “Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option, the Committee may rely on any determination by the insurer or administrator under the Company’s program for long-term disability insurance.
(n)    “Effective Date” shall mean May 9, 2023.
(o)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the

Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
(p)    “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(q)    “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Stock) or, to the extent provided in the applicable Award Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
(r)    "Good Reason" means, without a Participant’s written consent and unless otherwise defined in a Participant’s Award Agreement, employment agreement, or change in control severance agreement with the Company (in which case such definition will apply), any of the following:
(1)    A material reduction in a Participant’s annual base salary (other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions) as in effect immediately preceding the Change in Control; or
(2) A Participant being required by the Company to be based at any office or location that is more than seventy (70) miles from the location where the Participant was employed immediately preceding the Change in Control, and which results in an increase in commute.
A Participant cannot terminate his or her employment for Good Reason unless he or she, within ninety (90) days following the first occurrence of any of the events set forth in this subsection (r), (i) delivers written notice to the Company of his or her intention to terminate his or her employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to Participant’s right to terminate employment for Good Reason, (ii) provides the Company with at least thirty (30) days to cure the circumstances and, (iii) if the Company is not successful in curing the circumstances, Participant terminates employment within thirty (30) days of the Company’s failure to cure such circumstances. If the Participant does not terminate his or her employment for Good Reason pursuant to this paragraph, then the Participant will be deemed to have waived his or her right to terminate for Good Reason with respect to such grounds.

For the avoidance of doubt, notwithstanding the occurrence of any of the events set forth above in this definition, Good Reason shall not include for the purpose of this definition an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant.
(s)    “Incentive Stock Option” shall mean an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
(t)    “Incumbent Director” shall have the meaning set forth in Section 7.7(b)(ii).
(u)    “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.
(v)    “Nonqualified Stock Option” shall mean an option to purchase Shares which is not an Incentive Stock Option.
(w)    “Option” shall mean a Nonqualified Stock Option or Incentive Stock Option granted under the Plan.
(x)    “Other Cash-based Award” shall mean a cash-denominated award granted under Section 6.1 of the Plan.
(y)    “Participant” shall mean each eligible person to whom an Award is granted pursuant to this Plan, or if applicable, such other person who holds an outstanding Award.
(z)    “Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(aa)    “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the Shares subject to such Award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the Shares subject to such Award or of payment with respect to such Award. Such criteria and objectives may be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, including without limitation: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; net income; return on assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; operating income; operating expense ratios; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, or any other objective or subjective measures determined by the Committee. Each such criteria or objective may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude one or more components of any performance measure, including, without limitation, restructuring or impairment charges, acquisitions or dispositions, foreign exchange, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.
(bb)    “Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an Award shall be measured and (ii) the conditions to vesting applicable to an Award shall remain in effect.
(cc)    “Prior Plans” shall mean the Werner Enterprises, Inc. Amended and Restated Equity Plan, which was initially adopted by the Company on May 12, 1987 and ratified and approved by the stockholders of the Company on June 9, 1987 as the Werner Enterprises, Inc. Stock Option Plan (as amended and restated on May 3, 1994, February 8, 2000, May 9, 2000, February 25, 2003 and May 11, 2004), and which was amended, restated, and renamed the Werner Enterprises, Inc. Equity Plan on May 8, 2007 (as amended and restated by the Company on March 18, 2013 and ratified by the stockholders of the Company on May 14, 2013, and amended and restated on February 7, 2018 and February 23, 2021).
(dd)    “Restricted Stock” shall mean Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
(ee)    “Restricted Stock Award” shall mean an award of Restricted Stock under the Plan.
(ff)    “Restricted Stock Unit” shall mean a right to receive one (1) Share or, in lieu thereof, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
(gg)    “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under the Plan.
(hh)    “Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such Award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.
(ii)    “SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
(jj)    “Shares” shall mean the shares of the Company’s Common Stock. If there has been an adjustment or substitution pursuant to Section 7.6, the term “Shares” shall also include any shares of stock or other securities that are substituted for the Common Stock or into which the Common Stock is adjusted pursuant to Section 7.6.
(kk)    “Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

(ll)    “Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than fifty percent (50%) of the combined voting power of the total outstanding equity interests of such entity.
(mm)    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock.
(nn)    “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Stock) or, to the extent provided in the applicable Award Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.
(oo)    “Tax Date” shall have the meaning set forth in Section 7.4.
(pp)    “Ten Percent Holder” shall have the meaning set forth in Section 3.1(a).
(qq)    “Unrestricted Stock” shall mean Shares which are not subject to a Restriction Period or Performance Measures.
(rr)    “Unrestricted Stock Award” shall mean an Award of Unrestricted Stock under the Plan.
The Committee at any time may amend these definitions, if, in the good faith judgment of the Committee, changes in applicable law, regulation, case law, judicial or administrative order or decree or governmental license or permit, or generally accepted accounting principles, or any interpretation thereof by any governmental authority or court of competent jurisdiction or in business conditions make such changes necessary or advisable and such amendments are determined to be immaterial changes to this Plan.
1.3    Administration. This Plan shall be administered by the Committee or in the absence of the Committee, the full Board of the Company. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select eligible persons to whom Awards may from time to time be granted; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant; (iii) determine the number of Shares or dollar value to be covered by each Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares, or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property, and other amounts payable with respect to an Award made under the Plan shall be deferred, either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any

Award in the manner, and to the extent, that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award (other than a Stock Option or SAR) will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
Subject to applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company (A) designate employees to be recipients of Awards, (B) determine the number of Shares or dollar value covered by such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares or dollar value covered by such Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award. No member of the Board or Committee, and no other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee and/or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4    Eligibility. Participants in the Plan shall consist of such officers, other employees, Non-Employee Directors and consultants and persons expected to become officers, other employees, or Non-Employee Directors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time. Except as provided otherwise in an Award Agreement, for purposes of the Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or consultant. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during any periods during which such Participant is on a leave of absence. The Committee shall only award Incentive Stock Options to common law employees.
1.5    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, including Unrestricted Stock Awards, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 2.1 (subject to adjustment under Section 7.6); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement, in Section 7.17 of this Plan, or otherwise.
1.6    Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied

II.    SHARES AVAILABLE

2.1    Initial Share Reserve. Subject to adjustment as provided in Section 7.6 and Section 2.2 below, 4,000,000 Shares shall initially be available for all Awards under the Plan, less one (1) Share for every one (1) Share granted under any Prior Plan after December 31, 2022. Subject to adjustment as provided in Section 7.6, no more than 4,000,000 Shares in the aggregate may be issued under the Plan in connection with Incentive Stock Options. After the Effective Date of the Plan, no new awards may be granted under any Prior Plan but Shares may be issued as necessary relating to award grants consistent with the terms of the Prior Plan and prior award agreements.
2.2    Permitted Addbacks to Share Reserve. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2022, any Shares subject to an Award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after December 31, 2022, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the numbers of shares that may be granted under the Plan in connection with Incentive Stock Options.
2.3    No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the shares authorized for grant under Section 2.1: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2022, an option under any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or, after the Effective Date, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a SAR or, after the Effective Date, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after the Effective Date, options under any Prior Plan.
2.4    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 2.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors of the Company or any Subsidiary prior to such acquisition or combination.
2.5    Source of Shares. Shares of Common Stock to be delivered under the Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.
2.6    Director Limit. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $600,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

III.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

3.1    Stock Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company, or any parent or

Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable:
(a)    Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently one hundred ten percent (110%) of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant in accordance with Section 424(a) of the Code, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five (5) years after its date of grant; provided, further, that with respect to a Nonqualified Stock Option, if the expiration date of such option occurs during any period when the Participant is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of such option would violate applicable securities laws (each, a “Blackout Period”), then the period during which such option shall be exercisable shall be extended to the date that is thirty (30) days after the expiration of such Blackout Period (to the extent permitted by Section 409A of the Code). The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares.
(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 7.4, have been paid (or arrangement made for such payment to the Company’s satisfaction).
3.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable:
(a)    Number of SARs and Base Price. The number of SARs subject to an Award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option; provided, further, if the expiration date of an SAR occurs during any Blackout Period, then the period during which such SAR shall be exercisable shall be extended to the date that is thirty (30) days after the expiration of such Blackout Period (to the extent permitted by Section 409A of the Code). The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, such shares representing such Restricted Stock shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 4.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.
(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no Shares shall be transferred to the holder in book entry form until any withholding taxes thereon, as described in Section 7.4, have been paid (or arrangement made for such payment to the Company’s satisfaction).
3.3    Termination of Employment or Service. Subject to the restrictions in Section 7.17 of this Plan, all of the terms relating to the exercise, cancellation or other disposition of an Option or SAR (i) upon a termination of employment with or service to the Company of the holder of such Option or SAR, as the case may be, whether by reason of Disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and to the extent not set forth in this Plan, set forth in the applicable Award Agreement.
3.4    No Repricing. Other than pursuant to Section 7.6, the Committee may not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for cash or another Award if the purchase price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
3.5    Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option or SAR.
3.6    Automatic Exercise. Notwithstanding the foregoing of this Article III, an Award Agreement may provide that if on the last day of the term of an Option or SAR, the Fair Market Value of one (1) Share exceeds the option price per Share or the base price per Share of the SAR, the holder has not exercised the Option (or a tandem SAR, if applicable) and the Option/SAR has not expired, the Option/SAR shall be deemed to have been exercised by the holder on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option/SAR, subject to Section 7.4.

IV.    STOCK AWARDS

4.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.
4.2    Terms of Unrestricted Stock Awards. The number of Shares subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 7.4, such Shares shall be transferred to the holder in book entry form.
4.3    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of Shares subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of the Shares subject to such Award (i) if the holder of such Award remains continuously in the employment of or service with the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such Award (x) if the holder of such Award does not remain continuously in the employment of or service with the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted, indicating that the ownership of the Shares is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 7.4, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form.
(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Award Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such Award shall have rights as a stockholder of the Company, if any, as set forth in the Award Agreement.
4.4    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of Shares subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and

Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such Award remains continuously in the employment of or service with the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such Award (x) if the holder of such Award does not remain continuously in the employment of or service with the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such Award may be settled in Shares or cash or a combination thereof and (ii) subject to Section 1.6, whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such Award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such Award shall have no rights as a stockholder of the Company with respect to the Shares subject to such Award.
4.5    Termination of Employment or Service. Subject to the restrictions in Section 7.17 of this Plan, all of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such Award (i) upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of Disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and to the extent not set forth in this Plan, set forth in the applicable Award Agreement.

V.    PERFORMANCE AWARDS

5.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
5.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.
(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee. In determining the outcome of the performance achievements, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Prior to the payment or settlement of any Performance Award, the Committee shall certify in writing whether the applicable Performance Measures have been achieved and the amounts, if any, payable to the covered Employees for such Performance Period. In determining the amount earned by a covered Employee for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce or increase the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the Performance Period.
(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such Award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such Award may be settled in Shares (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form, and the holder of such Restricted Stock shall have such rights as a stockholder of the Company, each as determined in accordance with the terms of the Plan, including but not limited to Section 1.6. Prior to the settlement of a Performance Award in Shares, including Restricted Stock, the holder of such Award shall have no rights as a stockholder of the Company.
5.3    Termination of Employment or Service. Subject to the restrictions in Section 7.17 of this Plan, all of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such Award (i) upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of Disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and to the extent not set forth in this Plan, set forth in the applicable Award Agreement.

VI.    OTHER CASH-BASED AWARDS

6.1    Other Cash-Based Awards. The Committee may grant cash-based Awards to such eligible persons as may be selected by the Committee that provide the opportunity to earn or receive cash payments. Other Cash-Based Awards may be granted as an element of or a supplement to any other Award under the Plan or as a stand-alone Award. The terms and conditions relating to Other Cash-Based Awards shall be set forth in the applicable Award Agreement.

VII.    GENERAL

7.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of such stockholder approval. This Plan shall terminate on the tenth anniversary of the date on which the Company’s stockholders approve the Plan, as amended and restated, unless earlier terminated by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan, as amended and restated, was approved by the Board. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to termination. Awards hereunder may be made at any time prior to the termination of the Plan.
7.2    Amendments. The Committee may amend the Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of (a) the Board, and (b) the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any applicable rules of the principal U.S. national securities exchange on which the Shares are traded, or (ii) such amendment seeks to modify Section 3.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.
7.3    Non-Transferability. Except as approved by the Committee in writing, no Award shall be transferable other than by will, the laws of descent and distribution or, to the extent expressly permitted in the Agreement relating to such Award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the applicable Award Agreement, each Award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void. In no event may an Award be transferred to a third-party financial institution for value.
7.4    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Agreement may provide that (i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole Shares (up to the minimum required tax withholding rate for the holder or such other rate that will not cause an adverse accounting consequence or cost) which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the Award.
7.5    Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that Shares pursuant to any Award made hereunder be transferred to the holder in book entry form with restrictions on the Shares duly noted indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
7.6    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under the Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the purchase price or base price per Share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto) and the terms of each outstanding Performance Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment provided for in this Section 7.6 shall result in the creation of a fractional share under any Award, the Committee may determine that any such fractional share shall be rounded up to a whole share, and no fractional share shall be issued. In addition, any limitations or thresholds in this Plan, including, without limitation Section 2.6, or any Award Agreement, shall also be appropriately adjusted by Committee.
7.7    Change in Control
(a)    Subject to the terms of the applicable Award Agreement, in the event of a Change in Control, the Committee (as constituted prior to such Change in Control) may, in its discretion:
(i)    provide that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level;
(ii)    require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Committee in accordance with Section 7.6; and/or
(iii)    require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an Option or an SAR, the aggregate number of Shares then subject to the portion of such Option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such Option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in Shares, the aggregate number of Shares then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 7.7(a)(i), multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 7.7(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above; provided, however, that except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that, within the period commencing on a Change in Control and ending on the second anniversary of the Change in Control, and except as the Committee may expressly provide otherwise prior to a Change in Control, a Participant’s employment with the Company or one of its Affiliates is terminated other than for Cause, or the Participant voluntarily resigns for Good Reason, then (i) all Options and SARs then outstanding shall become fully exercisable, and (ii) all restrictions (other than restrictions imposed by law), Performance Objectives and conditions on all Restricted Stock and Restricted Stock Unit Awards

then outstanding shall be deemed satisfied as of the date of the Participant’s termination of employment.
(b)    For purposes of the Plan, a “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(i)    Any person is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (3) of this definition; or
(ii)    During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors than on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iii)    There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), whether or not in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, (A) a “Change in Control” shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company’s assets immediately following such transaction or series of transactions or (ii) the acquisition of shares of Common Stock by the Company such that, by reducing the number of outstanding shares of Common Stock, the proportionate number of shares of Common Stock Beneficially Owned by a person was increased, and, but for this sentenced resulted in a Change in Control; and (B) unless otherwise provided in the applicable Award Agreement, to the extent necessary to comply with the applicable provisions of Section 409A of the Code, “Change in Control” shall conform to the definition of change in control under Section 409A of the Code and related regulations and guidance.
7.8    Deferrals. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any Award (other than Awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of Awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
7.9    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment or consulting agreement, no person shall have any right to participate in the Plan. Neither the Plan nor any Award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
7.10    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.
7.11    No Fractional Shares. Except as otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares, whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated, or whether such fractional Shares or any rights thereto shall be rounded up to a whole share.
7.12    Designation of Beneficiary. If the Committee approves a beneficiary designation in advance, a holder of an Award may file with the Company a written designation of one (1) or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person. The Company is not required to adopt any beneficiary designation procedures.
7.13    Governing Law. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nebraska and construed in accordance therewith without giving effect to principles of conflicts of laws.
7.14    Foreign Employees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
7.15    Awards Subject to Clawback. The Awards granted under the Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
7.16    Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one (1) day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

7.17 Effect of Termination of Employment on Outstanding Awards. The Committee shall determine in each case whether a termination of employment for any reason (including a termination due to Disability) shall be considered voluntary or involuntary. In addition, the Committee shall determine, subject to applicable law, whether a leave of absence or similar circumstance shall constitute a termination of employment and the date upon which a termination resulting therefrom became effective. Any such determination of the Committee shall be final and conclusive, unless overruled by the entire Board at its next regular or special meeting. Except as otherwise provided by the Committee in an Award Agreement, employment or other agreement between a Participant and the Company, the effect of a Participant’s termination of employment with or service to the Company on outstanding Awards is as follows:
(a)    Employees.
(1)    Involuntary Termination for Cause. If an employee’s employment with the Company or a Subsidiary thereof is involuntarily terminated by the Company or such Subsidiary for Cause, all of the Options, SARs, shares of Restricted Stock, and Restricted Stock Units held by the employee will immediately terminate and be forfeited and his or rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Shares or Restricted Stock Units, as the case may be, will immediately terminate.
(2)    Termination by Company Other Than for Cause or Voluntary Resignation by Employee —Effect on Options and SARs. If the Company terminates an employee’s employment for any reason other than for Cause, or if an employee’s employment with the Company or a Subsidiary of the Company is voluntarily terminated by the employee, the employee may exercise his or her Options or SARs that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred eighty (180) days after such termination of his or her employment, but in no event shall any Option or SAR be exercisable more than ten (10) years and one (1) day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such one hundred eighty (180) day period if the employee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.
(3)    Termination by Company Other Than for Cause or Voluntary Resignation by Employee — Effect on Restricted Stock and Restricted Stock Units. If the Company terminates an employee’s employment for any reason other than for Cause or if an employee’s employment with the Company or a Subsidiary of the Company is voluntarily terminated by the employee, all unvested shares of Restricted Stock and Restricted Stock Units then held by the employee shall be forfeited and returned to the Company effective as of the date of the employee’s termination.
(4) Death.
(i)    If an employee dies while employed by the Company, or within one hundred eighty (180) days after having retired or voluntarily terminated his or her employment, and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options and SARs within one (1) year of the employee's death to the extent that such deceased employee was entitled to exercise the Options and SARs on the date of his or her death; provided, however, that in no event shall the Options or SARs be exercisable more than ten (10) years and one (1) day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the employee’s estate.
(ii)    If the employee dies while holding shares of Restricted Stock or Restricted Stock Units which have not otherwise been forfeited, all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable. For Performance Awards, the established Performance Measures will be evaluated for actual performance to date and all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable.
(b)    Non-Employee Directors.
(1)    Removal for Misconduct. If a Non-Employee Director is removed from the Board for misconduct (as determined by the Company’s shareholders), all of the Options and SARs and all unvested shares of Restricted Stock and Restricted Stock Units held by the Non-Employee Director will immediately terminate and be forfeited and his or her rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Stock or Restricted Stock Units, as the case may be, will immediately terminate.
(2)    Departure Other Than for Misconduct. If a Non-Employee Director ceases to be a member of the Board other than removal for misconduct as described in subsection (b)(1) above (including but not limited to voluntary resignation, retirement, not standing for re-election, not being elected for a future term by the Company’s shareholders, or death), on the date such Non-Employee Director ceases to be a member of the Board, all of the Options and SARs held by the Non-Employee Director shall immediately vest and become exercisable in full and all restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse and such shares shall become fully vested and nonforfeitable. The Non-Employee Director may exercise his or her Options or SARs for up to and including one hundred eighty (180) days after such date that he or she ceases to be a member of the Board, but in no event shall any Option or SAR be exercisable more than ten (10) years and one (1) day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such one hundred eighty (180) day period if the Non-Employee Director engages in activities contrary, in the opinion of the Committee, to the best interests of the Company. If a Non-Employee Director dies within one hundred eighty (180) days after ceasing to be a member of the Board, and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his or her estate shall have the right to exercise such Options and SARs within one (1) year of the Non-Employee Director’s death to the extent that such deceased Non-Employee Director was entitled to exercise the Options and SARs on the date of his or her death; provided, however, that in no event shall the Options or SARs be exercisable more than ten (10) years and one (1) day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the Non-Employee Director’s estate.
(c)    Consultants.
(1)    Removal for Misconduct. If a consultant is terminated from his or her position by the Company for misconduct (as determined by the Board or Committee in its sole discretion), all of the Options, SARs, shares of Restricted Stock and Restricted Stock Units held by consultant will immediately terminate and be forfeited and his or her rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Stock or Restricted Stock Units, as the case may be, will immediately terminate.
(2)    Departure Other Than for Misconduct. If the Company terminates the relationship with the consultant for any reason other than for misconduct or the consultant resigns for any reason other than removal for misconduct as described in subsection (c)(1) above (including but not limited to voluntary resignation, retirement, or death), on the date such consultant ceases to be retained by the Company, the consultant may exercise his or her Options or SARs that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred eighty (180) days after such termination, but in no event shall any Option or SAR be exercisable more than ten (10) years and one (1) day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such one hundred eighty (180) day period if the consultant engages in employment, services or activities contrary, in the opinion of the Committee, to the best interests of the Company.
If the Company terminates the relationship with the consultant for any reason other than for misconduct or the consultant resigns for any reason other than removal for misconduct as in subsection (c)(1) above (including but not limited to voluntary resignation, retirement, or death), on the date such consultant ceases to be retained by the Company, all unvested shares of Restricted Stock and Restricted Stock Units then held by the consultant shall be forfeited and returned to the Company effective as of the date of consultant ceases to be retained by the Company.

WERNER ENTERPRISES, INC.
Post Office Box 45308
Omaha, Nebraska 68145-0308

PROXY

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Tuesday, May 9, 2023. The undersigned stockholder hereby acts by proxy and appoints Derek J. Leathers to act as duly authorized attorney-in-fact and proxy (the “Designated Proxy Holder”), with full power of substitution, to represent and vote, as the undersigned stockholder directs herein, all shares of common stock of Werner Enterprises, Inc., that such stockholder is entitled to vote as of March 20, 2023 at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 2023 (including any adjournments or postponements thereof), and to vote all such shares on any other business that properly comes before such meeting. The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters.

1.    PROPOSAL 1 – Election of directors. Check only one box. To withhold authority to vote for any individual nominee(s), check “For All Except” and write the number(s) of the nominee(s) on the line beside the box. (Board of Directors recommendation: FOR ALL)

Nominees:	1.	Diane K. Duren – Class II	2.	Derek J. Leathers – Class II	3.	Michelle D. Livingstone – Class II

For All ☐	Withhold All ☐	For All Except ☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check this box and then indicate the name(s) and the number of votes to be given to such nominee(s) on the line below. Please do not check this box unless you want to exercise cumulative voting. ☐

Cumulate

2.    PROPOSAL 2 – To approve the advisory resolution on executive compensation. Check only one box. (Board of Directors recommendation: FOR)

For ☐	Against ☐	Abstain ☐
3.    PROPOSAL 3 – To hold an advisory vote on the frequency of future advisory votes on executive compensation. Check only one box. (Board of Directors recommendation: EVERY YEAR)

Every Year ☐	Every Two Years ☐	Every Three Years ☐	Abstain ☐
4.    PROPOSAL 4 – To approve the Company’s 2023 Long-Term Incentive Plan. Check only one box. (Board of Directors recommendation: FOR)

For ☐	Against ☐	Abstain ☐
5.    PROPOSAL 5 – To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Werner Enterprises, Inc. for the year ending December 31, 2023. Check only one box. (Board of Directors recommendation: FOR)

For ☐	Against ☐	Abstain ☐
This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no instruction is given with respect to a proposal, this Proxy will be voted in accordance with the recommendation of the Board of Directors, which is: “FOR ALL” for Proposal 1 (PROXY HOLDER MAY CUMULATE VOTES), “FOR” for Proposals 2, 4 and 5, and “EVERY YEAR” for Proposal 3.
Please date, sign and print your name.*

IF HELD JOINTLY:

Signature	Date	Signature	Date

Printed Name		Printed Name
*When shares are held by joint tenants, both individuals should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, provide your full title. If the stockholder is a corporation or partnership, provide the full corporate or partnership name by the name of the authorized officer or person completing this Proxy.
Please mark, sign, date and promptly return this Proxy using the enclosed postage-paid return envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2023: The Proxy Statement and 2022 Annual Report of Werner Enterprises, Inc. are available, without charge, at http://www.werner.com under the “Investors” link or by contacting the Corporate Secretary by toll free telephone at (800) 228-2240 or by e-mail at invrelations@werner.com.